UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12

Onto Innovation Inc.

(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

Forward Looking Statements

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include those concerning Onto Innovation’s business momentum and future growth; acceptance of Onto Innovation’s products and services; Onto Innovation’s ability to both deliver products and services consistent with its customers’ demands and expectations and strengthen its market position; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control.  Such factors include, but are not limited to, the following: variations in the level of orders, which can be affected by general economic conditions; seasonality and growth rates in the semiconductor manufacturing industry and in the markets served by Onto Innovation’s customers; the global economic and political climates; the impact on supply, production, sales and delivery of our products and services due to the global spread of the coronavirus (COVID-19); difficulties or delays in product functionality or performance; the delivery performance of sole source vendors; the timing of future product releases; failure to respond to changes in technology or customer preferences; changes in pricing by Onto Innovation or its competitors; Onto Innovation’s ability to leverage its resources to improve its position in its core markets, to weather difficult economic environments, to open new market opportunities and to target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; the imposition of tariffs or trade restrictions and costs, burdens and restrictions associated with other governmental actions; the ability to successfully complete the integration of the businesses of Rudolph and Nanometrics and to maintain the anticipated synergies and value-creation contemplated by the merger of Rudolph and Nanometrics within the expected time frame; unanticipated difficulties or expenditures relating to the completion of integration of the Rudolph and Nanometrics businesses; and the response of business partners and retention as a result of the merger. Additional information and considerations regarding the risks faced by Onto Innovation are available in the Company’s Annual Report on Form 10-K for the year ended December 26, 2020 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this proxy statement.

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, May 11, 2021
Time:	10:00 a.m., Eastern Time
Place:	Company principal executive offices located at 16 Jonspin Road, Wilmington, Massachusetts, 01887*
Record Date:	Only stockholders of record at the close of business on March 12, 2021 are entitled to vote at the meeting and any adjournment or postponement thereof for which no new record date is set.
Items of Business:	1.	To elect the Board’s seven nominees for director to serve until the next annual meeting and until their successors are duly elected and qualified;
	2.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement;
	3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2022; and
	4.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

These items of business are described more fully in the accompanying proxy statement.  This year we will be providing access to our proxy materials via the internet in accordance with the Securities and Exchange Commission’s “Notice and Access” rules.  On or about April 1, 2021, we will be mailing our Notice of Internet Availability of Proxy Materials to our stockholders, which contains instructions for accessing our 2021 proxy statement and 2020 annual report to stockholders and how to vote online.  In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how to request a paper copy of the 2021 proxy statement and 2020 annual report to stockholders.

Your vote is important.  As always, but especially now given the uncertainties posed by the coronavirus (COVID-19) pandemic, we encourage you to vote your shares as soon as possible and prior to the Annual Meeting via the internet or by phone even if you plan to attend the Annual Meeting.  Voting early will ensure your shares are represented at the Annual Meeting, regardless of whether you attend the Annual Meeting.  You may cast your vote via the internet, by telephone, by mail or during the Annual Meeting.  If you receive a paper copy of the proxy card by mail, you may also mark, sign, date, and return the proxy card promptly in the accompanying postage-prepaid envelope.

* We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials have issued in light of the COVID-19 pandemic. As a result, we will require all attendees to comply with certain health and safety protocols, which are described in the proxy statement, and we may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). In such an event, we would announce any such updates in additional proxy materials filed with the Securities and Exchange Commission and in a press release that we would make available on our website at https://investors.ontoinnovation.com. We encourage you to check this website prior to the meeting if you plan to attend.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2021:

This notice, the proxy statement, and the 2020 Annual Report to Stockholders are available at:

https://www.ontoinnovation.com/ar-proxy

FOR THE BOARD OF DIRECTORS

Robert A. Koch

Secretary

Wilmington, Massachusetts

April 1, 2021

PROXY SUMMARY

On October 25, 2019 (the “Merger Date”), Rudolph Technologies, Inc. merged with and into Nanometrics Incorporated, which was then renamed Onto Innovation Inc. (the “2019 Merger”). Unless otherwise indicated or context otherwise requires, as used herein “Nanometrics” refers to Nanometrics Incorporated and its subsidiaries prior to the 2019 Merger and “Rudolph” refers to Rudolph Technologies, Inc. and its subsidiaries prior to the 2019 Merger.

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Stockholder Voting Matters

Voting Matter	Board Vote Recommendation	Page Reference for more information
Proposal 1: Election of Directors	FOR ALL	18
Proposal 2: Advisory Vote on Named Executive Officer Compensation	FOR	28
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending January 1, 2022	FOR	29

Corporate Governance Highlights

Snapshot Of Board Composition

The following table presents a snapshot of the expected composition of the Onto Innovation Board of Directors (the “Board”) immediately following the 2021 Annual Meeting, assuming the election of all nominees named in the proxy statement.

Board Characteristic	Onto Innovation
Total Number of Directors	7
Percentage of Independent Directors	85.7%
Average Age of Directors (years)	61.1
Average Tenure of Directors (years)	8.4
Separate Chairman and CEO roles	Yes
Independent Chairman	Yes
Audit Committee Qualified Financial Experts	1

Snapshot Of Board Governance And Compensation Policies

The following table presents a snapshot of the Onto Innovation Board Governance and Compensation Policies currently in effect.

Policy	Onto Innovation
Majority Voting for All Directors	Yes
Regular Executive Sessions of Independent Directors	Yes
Annual Board, Committee and Director Evaluations	Yes
Risk Oversight by Full Board and Committees	Yes
Independent Audit, Compensation and Nominating & Governance Committees	Yes
Code of Business Conduct and Ethics for Employees and Directors	Yes
Financial Information Integrity Policy	Yes
Stock Ownership Requirement for Directors	3x annual retainer
Stock Ownership Requirement for CEO	3x base salary
Stock Ownership Requirement for other NEOs	1x base salary
Anti-Hedging, Anti-Short Sale & Anti-Pledging Policy	Yes
Compensation Clawback Policy	Yes
No Future Tax Gross-Up Provisions	Yes
No Poison Pill	Yes
Stock Buyback Program	Yes
Double Trigger Change-in-Control Provisions for Executive Officers	Yes

Snapshot Of Board Governance And Compensation Policies Newly Implemented Or Adjusted In Past Year

The following presents a snapshot of the Onto Innovation Board Governance and Compensation Policies that were newly implemented or adjusted in the past year.

•	After the 2020 Annual Meeting of Stockholders, the following actions were taken with regard to the composition and leadership structure of the Board and standing committees of the Board:
◦	Board size of ten (10) Directors.
◦	Board Chairman: Christopher A. Seams
◦	Audit Committee:
-Four (4) members
-Chairperson: Christine A. Tsingos
◦	Compensation Committee:
-Four (4) members
-Chairperson: Edward J. Brown, Jr.
◦	Nominating & Governance Committee:
-Four (4) members
-Chairperson: Leo Berlinghieri
•	At the 2020 Annual Meeting of Stockholders, the Onto Innovation Inc. 2020 Stock Plan and Onto Innovation 2020 Employee Stock Purchase Plan were approved by the stockholders.
•

The annual review of the charters for the Audit, Compensation and Nominating & Governance Committees, the Code of Business Conduct and Ethics and the Financial Information Integrity Policy and the Summary of Corporate Governance Policies for the Company was performed and completed.

•

Regrettably in January of 2021 one of our Directors, Robert G. Deuster, passed away.  Mr. Deuster had served on the Nanometrics Board of Directors (“Nanometrics Board”) since 2017 and continued his service to the Company following the 2019 Merger.  His insights and contributions to the Board and the Company will be greatly missed.

•	The Board determined that, effective as of the 2021 Annual Meeting of Stockholders, the size of the Board would be reduced to seven (7) members.

__________________________________________

PROXY STATEMENT

__________________________________________

The proxy detailed herein is solicited on behalf of the Board of Directors (the “Board” or “Board of Directors”) of Onto Innovation Inc. (“Onto Innovation,” the “Company,” “we,” “us” or “our”) for use at the 2021 Annual Meeting of Stockholders to be held May 11, 2021 at 10:00 a.m. Eastern Time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices, located at 16 Jonspin Road, Wilmington, Massachusetts 01887. Directions to the annual meeting may be found on our website www.ontoinnovation.com by clicking on “Company,” “Locations,” “Massachusetts” and then accessing the interactive map. The Company’s telephone number is (978) 253-6200.

We intend to hold the Annual Meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials have issued in light of the coronavirus (COVID-19) pandemic. As a result, we will require all attendees to comply with certain health and safety protocols, which are described in this proxy statement under “Questions and Answers About the Annual Meeting – What Is Required To Be Admitted To The Annual Meeting?”, and we may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). In such an event, we would announce any such updates in additional proxy materials filed with the SEC and in a press release that would be available on our website at https://investors.ontoinnovation.com. We encourage you to check this website prior to the meeting if you plan to attend.

On or about Thursday, April 1, 2021, we will furnish a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders containing instructions on how to access the proxy materials online at:

https://www.ontoinnovation.com/ar-proxy

Instructions on how to vote online and to request a printed copy of the proxy materials may be found in the Notice.  If you received a Notice by mail, you will not receive a paper copy of the proxy materials, unless you request such materials by following the instructions contained in the Notice.  Your vote is important, regardless of the extent of your holdings.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What Is The Purpose Of The Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote upon the matters set forth in the accompanying Notice of Annual Meeting, including:

•	the election of seven (7) directors;
•	an advisory resolution on named executive officer compensation; and
•	the ratification of the appointment of our independent registered public accounting firm for fiscal 2021,

all of which are more fully described herein.

Will Other Matters Be Voted On At The Annual Meeting?

We are not currently aware of any other matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

Who Is Entitled To Vote?

If you were a stockholder of record as of the close of business on March 12, 2021, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that you held as of the close of business on the record date. Each stockholder is entitled to one (1) vote for each share of common stock held by such stockholder on the record date.

May I Attend The Meeting?

All stockholders of record as of the record date may attend the Annual Meeting, which will be held at the Company’s principal executive offices, located at 16 Jonspin Road, Wilmington, Massachusetts 01887. To obtain directions to attend the Annual Meeting and vote in person, please contact Investor Relations at 978-253-6200. We currently intend to hold the Annual Meeting in person. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication (i.e., a virtual-only meeting). Please monitor our website at https://investors.ontoinnovation.com for updated information. If you are planning to attend the Annual Meeting, please check the website prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

What is Required To Be Admitted To The Annual Meeting?

If you are a stockholder of record, you will need valid picture identification and proof that you are a stockholder of record of the Company as of the record date to gain admission to the Annual Meeting.

If you are a beneficial holder, you will be required to present a valid picture identification and proof from your bank, broker or other record holder of your shares that you are the beneficial owner of such shares to gain admission to the Annual Meeting. If you are a beneficial holder and wish to vote your shares at the meeting, you will need a legal proxy from your bank, broker or other record holder of your shares.

All attendees will be expected to comply with important health and safety protocols, including wearing an appropriate face covering at all times, hand washing and/or applying hand sanitizer upon arrival, and practicing social distancing by maintaining at least a six-foot distance from other attendees. You should not attend if you feel unwell or if you have been exposed to COVID-19. Additionally, there will be a mandatory health screening and temperature check required for entry to the building. If you have a fever or other symptoms of COVID-19, you will not be permitted to attend the Annual Meeting in person. We reserve the right to take any additional precautionary measures, and may ask attendees to leave the Annual Meeting if they are not following our procedures.

What Constitutes A Quorum?

The required quorum for the transaction of business at the Annual Meeting is a majority of the issues and outstanding shares of Common Stock of the Company, $0.001 par value per share (“Common Stock”), present in person or by proxy and entitled to vote at the Annual Meeting.  On the record date, 48,956,481 shares of the Company’s Common Stock were issued and outstanding, each entitled to one vote on each matter to be acted upon at the Annual Meeting.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted to determine whether there is a quorum present.  If a quorum is not present, the Annual Meeting may be adjourned or postponed to a later date.

What Are “Broker Non-Votes”?

A broker non-vote occurs when a bank, broker or other registered holder of record holds shares for a beneficial owner but is not empowered to vote on a particular proposal on behalf of such beneficial owner because the proposal is considered “non-routine” and the beneficial owner has not provided voting instructions on that proposal.  The election of directors and the advisory vote on named executive officer compensation are treated as “non-routine” proposals. This means that if a brokerage firm holds your shares on your behalf, those shares will not be voted with respect to any of these proposals unless you provide instructions to that firm by voting your proxy.  See below under “What Is the Vote Required for Election of Directors?” and “What Is the Vote Required for the Approval of Proposals Other Than Director Elections?” for a discussion of the impact of broker non-votes on each of the proposals that will be presented at the Annual Meeting.  In order to ensure that any shares held on your behalf by a bank, broker or other registered holder of record are voted in accordance with your wishes, we encourage you to provide instructions to that firm or organization in accordance with the Notice of voting instruction form provided by the broker, bank or other registered holder or to contact your broker, bank or other registered holder to request a proxy form.

Who Bears The Cost Of Soliciting Proxies?

The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail or other electronic means or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.  We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $10,000 in total.

Why Did I Receive A “Notice Of Internet Availability Of Proxy Materials” But No Proxy Materials?

We are distributing the Company’s proxy materials to stockholders of record via the internet in accordance with the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (“SEC”). This approach benefits the environment, while providing a timely and convenient method of accessing the materials and voting.  Accordingly, we have sent you a Notice because the Board of the Company is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting.  On or about April 1, 2021, the Company will begin mailing the Notice to all stockholders of record entitled to vote at the annual meeting.  All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials and the Company’s 2020 Annual Report may be found in the Notice.

What Does It Mean If I Received More Than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

How Do I Go About Voting?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.  For each of the other matters to be voted on, you may vote “For” or “Against” or “Abstain” from voting.

Voting For Shares Registered Directly In The Name Of The Stockholder

If you have a stock certificate or hold shares in an account with our transfer agent, you are considered the “stockholder of record” with respect to those shares. You can submit your proxy online by following the instructions on the Notice.  You may opt to submit your proxy by requesting a full set of proxy materials be mailed to you and completing and returning the proxy in the postage-paid envelope provided.  Stockholders of record may also vote in person at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already submitted a proxy.

If you are a stockholder of record with shares registered in your name, you can vote by one of the following methods:

•	In Person - To vote in person, come to the annual meeting and you will receive a ballot when you arrive.
•

Via the Internet - To submit your proxy by internet, go to www.investorvote.com/ONTO and follow the instructions on the secure website.  The deadline for proxy submission via the internet is 11:59 p.m. (EDT) on May 10, 2021.

•	Via Telephone – To submit your proxy by telephone, call toll free 1-800-652-VOTE (8683) within the United States, US territories and Canada.
•

By Mail – Stockholders who receive a paper proxy card may complete, sign and date their proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the proxy card.  Proxy cards submitted by mail must be received by the Secretary of the Company at the Company’s principal executive offices prior to the time of the Annual Meeting in order for your shares to be voted.

Even if you plan to attend the meeting, we recommend that you submit your proxy in advance so that your shares are represented at the Annual Meeting in the event you are unable to attend the meeting.  Each stockholder of record is entitled to one (1) vote for each share of Common Stock owned by such stockholder on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares will be voted in accordance with Onto Innovation’s Board’s recommendations. A valid proxy card also authorizes the individuals named therein as proxies to vote your shares in their discretion on any other matters, which, although not described in the proxy statement, are properly presented for action at the Annual Meeting. If you indicate on your proxy card that you wish to “abstain” from voting on an item, your shares will not be voted on that item.

While internet proxy voting is being provided to allow you to submit your proxy online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Voting By Proxy For Shares Registered In Street Name

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.”  In that case, you may receive a separate voting instruction form, or you may need to contact your broker, bank, or other stockholder of record to determine whether you will be able to provide voting instructions electronically via the internet.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by submitting voting instructions to such person in accordance with the directions that the entity provides.  In the event you are considered the “beneficial owner” of shares held in “street name” and you wish to vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank or another agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a legal proxy.

May I Revoke My Proxy Or My Voting Instructions?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote after submitting your proxy:

•

If you submitted your proxy by mail – By delivering a written notice of revocation or a duly executed proxy card bearing a later date to the Secretary of the Company at the Company’s principal executive offices prior to the Annual Meeting;

•	If you submitted your proxy over the internet – By submitting a timely and valid later proxy online at www.investorvote.com/ONTO;
•	By submitting a timely and valid later proxy by telephone call to 1-800-652-VOTE (8683) within the USA, US territories and Canada; or
•	By attending the meeting and voting in person.

If you are a beneficial owner of shares, please contact your bank, broker or other holder of record for specific instructions on how to change or revoke your voting instructions.

What Happens If I Do Not Vote?

Stockholder Of Record: Shares Registered In Your Name

If you are a stockholder of record and do not submit a proxy by mailing your proxy card, by telephone, over the internet or by attending the Annual Meeting and voting in person, your shares will not be voted.

Beneficial Owner: Shares Registered In The Name Of Broker Or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive officer compensation (including any advisory stockholder votes on executive officer compensation and on the frequency of stockholder advisory votes on executive officer compensation), and certain corporate governance proposals, even if management supported. Accordingly, your broker or nominee may not vote your shares on the election of directors and the advisory proposal to approve the named executive officer compensation without your instructions, but may vote your shares on the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2022 even in the absence of your instruction.

What If I Return A Proxy Card Or Otherwise Submit a Proxy But Do Not Make Specific Choices?

If you return a signed and dated proxy card or otherwise submit a proxy without marking voting selections, your shares will be voted, as applicable, “For” the election of all seven (7) nominees for director, “For” the advisory approval of the named executive officer compensation and “For” the ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 1, 2022. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on the proxy card) will vote your shares using his or her best judgment.

What Is The Vote Required For Election Of Directors?

For the election of directors, each director is elected by a majority of the votes cast (except that if the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality voting standard). This means that in order for a director nominee to be elected to our Board, the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election, although abstentions and broker non-votes count for the purpose of determining a quorum). Our Amended and Restated Bylaws (“Bylaws”) provide for election of directors by a majority of votes cast in uncontested elections, and our Summary of Corporate Governance Policies provides that any incumbent director nominee in an uncontested election who does not receive an affirmative majority of votes cast must promptly tender such director’s resignation to our Board. Further information regarding the process that will be followed if such an event occurs can be located under the heading “Proposal 1 - Election of Directors.”

What Is The Vote Required For The Approval Of Proposals Other Than Director Elections?

The proposal to approve, on an advisory basis, the compensation of our named executive officers and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2022 each requires the affirmative vote, in person or by proxy, of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter to be approved. For such proposals, abstentions in effect count as negative votes, because they are shares represented in person or by proxy that are entitled to vote on the matter and not voted in the affirmative. Broker non-votes are not counted as part of the vote total (because they are not considered “entitled to vote” on the matter) and have no effect on the outcome of those proposals.

What Is Householding?

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, when multiple stockholders of record share the same address, we may deliver only one (1) Notice to that address unless we have received contrary instructions from one or more of those stockholders. The same procedure may be followed by brokers and other nominees holding shares of our stock in “street name” for more than one (1) beneficial owner with the same address.

If a stockholder holds shares of stock in multiple accounts (e.g., with our transfer agent and/or banks, brokers or other registered stockholders), we may be unable to use the householding procedures and, therefore, that stockholder may receive multiple copies of the Notice. You should follow the instructions on each Notice that you receive in order to vote the shares you hold in different accounts.

A stockholder that shares an address with another stockholder if such household has received only one (1) Notice, may write or call us as specified below:

(i)	To request a separate copy of such materials, which will be promptly mailed without charge; and
(ii)	To request that separate copies of these materials be sent to his or her home for future meetings.

Conversely, a stockholder of record who shares the same address with another stockholder of record may write or call us as specified below to request that a single set of the proxy materials be delivered to that address. Such stockholder requests may be made to our Investor Relations Department either via phone at 978-253-6200 or by mail directed to:

Investor Relations Department

Onto Innovation Inc.

16 Jonspin Road

Wilmington, Massachusetts 01887

If you are a beneficial owner of shares held in street name, please contact your bank, broker or other holder of record regarding such requests.

How Can I Find Out the Results Of The Voting At The Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four (4) business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four (4) business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What Are The Deadlines For Submission Of Stockholder Proposals For The 2022 Annual Meeting?

Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the SEC, if applicable, and the Bylaws of the Company. Stockholders wishing to present a proposal at the Company’s 2022 Annual Meeting of Stockholders must submit such proposal in writing to the Company Secretary at Onto Innovation Inc., 16 Jonspin Road, Wilmington, Massachusetts 01887 no later than December 2, 2021 in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Company’s Bylaws, a stockholder wishing to nominate a director or make a proposal at the 2022 Annual Meeting of Stockholders outside of Exchange Act Rule 14a-8 must submit such nomination or proposal in writing to the Company Secretary at the above address no earlier than January 11, 2022 and no later than February 10, 2022. The Nominating & Governance Committee will also consider qualified director nominees recommended by stockholders. Our process for receiving and evaluating Board member nominations from our stockholders is described below under the caption “Consideration Of Director Nominees.”

You are also advised to review Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

Onto Innovation is committed to sound and effective corporate governance practices. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. The major components of our corporate governance practices are described below.

Board Leadership Structure

Our Company management is led by Michael P. Plisinski, who has served as our Chief Executive Officer (“CEO”) and a director since the Merger Date and Christopher A. Seams, who is an independent director and has served as the Chairman of the Company’s Board since the Merger Date.

Our Board is currently comprised of one (1) non-independent director, Mr. Plisinski, and eight (8) directors each of whom has been affirmatively determined by our Board to meet the criteria for independence established by the SEC and the NYSE. The independent directors meet periodically in executive session chaired by the Chairman without the CEO or other management present. Furthermore, each director is encouraged to suggest items for the Board agenda and to raise at any Board meeting subjects that are not on the agenda for that meeting.

In accordance with our sound and effective corporate governance practice, the roles of CEO and Chairman of the Board are held by separate individuals, with the independent Chairman of the Board being designated by the Board. The Board believes that, at the current time, the designation of an independent Chairman of the Board facilitates the functioning of the Board, while leaving the CEO responsible for setting the strategic direction for the Company and for the day-to-day leadership and performance of the Company.  The independent Chairman of the Board:

•	Presides at all meetings of the stockholders and the Board at which he or she is present;
•	Establishes the agenda for each Board meeting;
•	Sets the schedule and annual agenda, to the extent foreseeable;
•	Calls and prepares the agenda for and presides over separate executive sessions of the independent directors;
•	Acts as a liaison between the independent directors and the Company’s management;
•	Serves as a point of communications with stockholders; and
•	Performs such other powers and duties as may from time to time be assigned by the Board or as may be prescribed by the Company’s Bylaws.

Board Meetings

Each director nominee attended at least 75% of the aggregate of the total number of Board meetings and total number of meetings of Board committees on which such director served during the time such director served on the Board or committees. Timothy J. Stultz, Ph.D. attended 67% of the Board meetings held during 2020 until the Company’s 2020 Annual Meeting date in which Dr. Stultz did not stand for reelection to the Board.  While the Company does not currently have a formal policy regarding the attendance of directors at the annual meeting of stockholders, directors are encouraged to attend. All members of the Board attended the Company’s 2020 Annual Meeting of Stockholders.

On five (5) occasions during 2020, the Company’s Board met in executive session in which only the independent Board members were present.

Board Independence

The Board makes an annual determination as to the independence of each of our Board members under the current standards for “independence” established by the NYSE and the SEC. The Board has determined that the following nominees for election as directors to our Board are independent under the NYSE Corporate Governance Rules: Leo Berlinghieri, Edward J. Brown, Jr., David B. Miller, Bruce C. Rhine, Christopher A. Seams and Christine A. Tsingos.  Michael P. Plisinski, due to his position as our CEO, is not considered to be independent.  The two (2) directors not standing for re-election in 2021, Jeffrey A. Aukerman and Vita A. Cassese are both considered to be independent.

From July 2006 to February 2008, Mr. Rhine served as Nanometrics Chief Strategy Officer, and from March 2007 to August 2007, Mr. Rhine served as Nanometrics Chief Executive Officer. Prior to the 2019 Merger, the Nanometrics Board determined that Mr. Rhine became an independent member of the Board effective February 2011 under the Nasdaq Listing Rules due to the passage of time subsequent to his previous management role with Nanometrics and this designation was confirmed under the NYSE Listing Rules by the Company Board.

During 2020, none of the independent members of our Board was a party to any transactions, relationships or arrangements that were considered by the Board to impair his or her independence.

Oversight Of Risk

One of the Board’s primary responsibilities is reviewing the Company’s strategic plans and objectives, including oversight of the principal risk exposures of the Company. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. The Audit Committee assists the Board in oversight and monitoring of the legal and financial risks facing the Company, management's approach to addressing these risks and strategies for risk mitigation, and serves as the contact point for employees to report corporate compliance issues.  On at least an annual basis, the Audit Committee reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, cybersecurity, legal and regulatory compliance, and investment policies. Our Audit Committee regularly reviews with our Board any issues that arise in connection with such topics and, in accordance with our Summary of Corporate Governance Guidelines, our full Board regularly engages in discussions of risk management to assess major risks facing our Company and review options for the mitigation of such risks. Our Compensation Committee periodically reviews our compensation programs to ensure that they do not encourage excessive risk-taking and our Nominating & Governance Committee oversees risks related to governance issues, such as succession planning.  As a result of the foregoing, we believe that our CEO, together with the Chairman of our Audit Committee and our full Board, provides effective oversight of the Company’s risk management function.

Board Committees

The Board has three standing committees with separate chairs - the Audit, Compensation, and Nominating & Governance Committees. Each of the Board committees is comprised solely of independent directors. The Audit Committee, Compensation Committee and Nominating & Governance Committee have each adopted a written charter that sets forth the specific responsibilities and qualifications for membership on the committee. The charters of each of these committees are available on our website at https://investors.ontoinnovation.com/governance/governance-documents/.

In 2020, the composition of and number of meetings held by the Company’s Board committees were as follows:

Committee Chairperson	Committee Members	Number of Meetings Held in 2020
Audit Committee
Christine A. Tsingos	Jeffrey A. Aukerman Vita A. Cassese Christopher A. Seams[1] John R. Whitten[1] Robert G. Deuster[2]	10
Nominating & Governance Committee
Leo Berlinghieri	David B. Miller Bruce C. Rhine Christopher A. Seams Christine A. Tsingos[1]	9
Compensation Committee
Edward J. Brown, Jr.	Jeffrey A. Aukerman Leo Berlinghieri[1] Robert G. Deuster David B. Miller	5
[1]	Committee member through the 2020 Annual Meeting
[2]	Committee member effective as of the conclusion of the 2020 Annual Meeting

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our accounting policies and procedures and our compliance with legal and regulatory requirements. Among its functions, the Audit Committee is responsible for:

•	The appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm;
•	The approval of services performed by the Company’s independent registered public accounting firm;
•	Reviewing the responsibilities, functions and performance of the Company’s internal audit function;
•	Reviewing the scope and results of internal audits and ongoing assessments of the Company’s risk management processes;
•	Monitoring possible transactions between the Company and our officers and directors for any potential conflicts of interest; and
•	Evaluating the Company’s system of internal control over financial reporting and disclosure controls and procedures.

The report of our Audit Committee is found below under the caption “Audit Committee Report.”

The Board has determined that each of the Audit Committee members meet the Audit Committee membership requirements set forth by the NYSE and the SEC, including that they be “independent.” Furthermore, the Board has determined that Ms. Tsingos qualifies as an “Audit Committee Financial Expert” as that term is defined under SEC rules.

Compensation Committee

The Compensation Committee is responsible for the establishment of the policies upon which compensation of and incentives for the Company’s executive officers will be based, the review and recommendation for approval by the independent members of the Board of the compensation of the Company’s executive officers, and the administration of the Company’s equity compensation plans.

In general, the Compensation Committee reviews and recommends for approval by the independent members of the Board the Company’s compensation policies and practices, including executive officer salary levels and variable compensation programs, both cash-based and equity-based, benefits, severance and equity-based and other compensation plans, policies and programs. With respect to the compensation of the Company’s CEO, the Compensation Committee reviews and recommends for approval by the independent members of the Board the various elements of the CEO’s compensation. With respect to other executive officers, including each of our named executive officers (“NEOs”), the Compensation Committee reviews the recommendations for compensation for such individuals presented to the Compensation Committee by the CEO and the reasons therefor and, in its discretion, may modify the compensation packages for any such individuals. The Compensation Committee has delegated to the Company’s CEO the authority, within certain parameters, to approve the grant of restricted stock units (“RSUs”) to employees and consultants who are not executive officers for purposes of Section 16 of the Exchange Act and hold positions below the level of vice president.  All such grants are thereafter reviewed and ratified by the Compensation Committee.

In accordance with its charter, the Compensation Committee may form and delegate its authority to subcommittees when appropriate. Further, the Compensation Committee has the authority to retain, and to terminate, any compensation consultants or other advisors to assist in the evaluation of director, CEO or executive officer compensation or other matters within the scope of the Compensation Committee’s responsibilities and is directly responsible for the appointment, compensation and oversight of such consultants and other advisors, including their fees and other retention terms. From time to time, the Compensation Committee engages the services of such outside compensation consultants to provide advice on compensation plans and issues related to the Company’s executive officer and non-executive officer employees. In 2020, the Compensation Committee engaged Compensia, Inc. (“Compensia”) to provide such assistance to the Compensation Committee. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting and other advisors.

Each current member of our Compensation Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), and a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act. The Board has determined that each of the Compensation Committee members meet the Compensation Committee membership requirements set forth by the NYSE and the SEC, including that they be “independent.”

For further discussion of the Compensation Committee and its processes and procedures, please refer to the “Compensation Program Objectives, Design and Practices” section in the Compensation Discussion and Analysis below.  The Compensation Committee Report is included under the caption “Compensation Committee Report on Executive Officer Compensation” in this Proxy Statement.

Nominating & Governance Committee

The responsibilities of the Nominating & Governance Committee include:

•

Identifying prospective director nominees and recommending to the Board director nominees for the next annual meeting of stockholders and replacements of a director in the event of a vacancy on the Board;

•	Recommending to the Board the appointment of directors to Board committees;
•	Developing and recommending to the Board, and monitoring compliance with, the corporate governance principles and standards applicable to the Company;
•	Managing the CEO selection process; and
•	Together with our CEO, overseeing our Company’s management succession planning.

The Nominating & Governance Committee also oversees the annual evaluation of the Board, the committees of the Board and the individual directors.  In 2020, the Nominating & Governance Committee engaged Spencer Stuart, a global executive search and leadership consulting firm, to provide assistance to the Nominating & Governance Committee in the evaluation of the Board.  Typically, this evaluation is performed during the first quarter by each of the directors and reflects an assessment of the Board, the Committees of the Board and each individual director in the prior year.  Among other topics, the evaluation in general assesses:

•	For both the Board and the committees:
◦	Their structure and composition;
◦	The format and content of meetings; and
◦	The effectiveness of the Board and the committees, as applicable.
•	For each individual director:
◦	Their performance and approach to their directorship;
◦	Their understanding of their role as a director;
◦	Their understanding of critical aspects of the Company’s business, products and strategy; and
◦	Their skills, experience and ongoing training.

In addition, the Board reviews the issues faced during the past year, assesses its response and makes determinations whether additional resources or approaches might be applied to further optimize the handling of the issues.  The goal of the evaluation is to identify and address any performance issues at the Board, committee or individual level, should they exist, identify potential gaps in the boardroom and to assure the maintenance of an appropriate mix of director skills and qualifications.  Upon completion of the evaluation, the Nominating & Governance Committee provides feedback to the Board, the committees and the individual directors regarding the results of the evaluation and raises any issues that have been identified which may need to be addressed.

The Nominating & Governance Committee utilizes a variety of methods for identifying and evaluating nominees and for 2021, utilized the services of Spencer Stuart to assist in this process. Its general policy is to assess the appropriate size and needs of the Board and whether any vacancies are expected due to retirement or otherwise. In addition, candidates for director nominees are typically reviewed in the context of the current composition of the Board, the operating requirements of the Company, the current needs of the Board, and the long-term interests of stockholders, with the goal of maintaining a balance of knowledge, experience and capability. In the event those vacancies are anticipated, or otherwise arise, the Nominating & Governance Committee will consider recommending various potential candidates to fill such vacancies. Candidates may come to the attention of the Nominating & Governance Committee through its current members, stockholders or other persons.

The Board has determined that each of the Nominating & Governance Committee members meets the Nominating & Governance Committee membership requirements, including the independence requirements of the NYSE.

Other Committees

Our Board may from time to time establish other special or standing committees to facilitate the management of the Company or to discharge specific duties delegated to the committee by the full Board.

Compensation Committee Interlocks And Insider Participation

In 2020, no member serving on the Compensation Committee (Edward J Brown, Jr., Jeffrey A. Aukerman, Leo Berlinghieri, Robert G. Deuster, David B. Miller) at any time during the year had any form of interlocking relationship as described in Item 407(e)(4) of Regulation S-K with the Company.  Further, no member of the Compensation Committee as currently constituted in 2021 (Edward J Brown, Jr., Jeffrey A. Aukerman, David B. Miller) has any form of interlocking relationship as described in Item 407(e)(4) of Regulation S-K as of the date of this proxy statement.

Board Membership Criteria And Nominee Identification

The Nominating & Governance Committee of the Board determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. While the Nominating & Governance Committee has no specific minimum qualifications for director candidates, persons considered for nomination to the Board  must demonstrate the following qualifications to be recommended by the Nominating & Governance Committee for election:

•	The candidate must exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within his or her chosen field;
•	The candidate must possess the ability to apply good business judgment and be of sound mind and high moral character;
•	The candidate must have no personal or financial interest that would conflict or appear to conflict with the interests of the Company;
•	The candidate must be in a position to properly exercise his or her duties of loyalty and be willing and able to commit the necessary time for Board and committee service; and
•	The candidate must have the ability to grasp complex principles of business, finance, international transactions and semiconductor inspection, metrology, lithography and related software technologies.

The Nominating & Governance Committee retains the right to modify these qualifications from time to time.

The Nominating & Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees. Diversity is one of the factors that the Nominating & Governance Committee considers in identifying nominees for director. In selecting director nominees, the Nominating & Governance Committee considers, among other factors:

•

The competencies and skills that the candidate possesses and the candidate’s areas of qualification and expertise that would enhance the composition of the Board and further its ability to offer advice and guidance to management;

•	How the candidate would contribute to the Board’s overall balance of expertise, perspectives, backgrounds and experiences in substantive matters pertaining to the Company’s business; and
•	The candidate’s demonstrated excellence in his or her field and commitment to rigorously representing the long-term interests of the Company’s stockholders.

In its identification of director nominees, the Nominating & Governance Committee will consider how the candidate would contribute to the Board’s overall balance of diversity of expertise, perspectives, backgrounds and experiences in substantive matters pertaining to the Company’s business. When current Board members are considered for nomination for reelection, the Nominating & Governance Committee also takes into consideration their prior contributions to and performance on the Board and their record of attendance.

The Nominating & Governance Committee will consider the above criteria for nominees identified by the Nominating & Governance Committee itself, by stockholders, or through some other source. The Nominating & Governance Committee uses the same process for evaluating all nominees, regardless of the original source of nomination. The Nominating & Governance Committee may use the services of a third-party search firm to assist in the identification or evaluation of Board member candidates.

Consideration Of Director Nominees

The Nominating & Governance Committee has a formal policy with regard to consideration of director candidates recommended by the Company’s stockholders, the Director Candidate Policy, which may be found on our website at:

https://investors.ontoinnovation.com/governance/governance-documents/

In accordance with the policy, the Nominating & Governance Committee will consider recommendations for candidates to the Board from stockholders of the Company holding no less than 1% of the Company’s securities for at least twelve (12) months prior to the date of the submission of the recommendation. Stockholders wishing to recommend persons for consideration by the Nominating & Governance Committee as nominees for election to the Company’s Board can do so by writing to the Office of the General Counsel of the Company at its principal executive offices giving:

•	Candidate’s name, age, business address and residence address;
•	Candidate’s detailed biographical data and qualifications including his/her principal occupation and employment history;
•	The class and number of shares of the Company which are beneficially owned by the candidate;
•	The candidate’s written consent to being named as a nominee and to serving as a director, if elected;
•	Information regarding any relationship between the candidate and the Company in the last three (3) years;
•	Any other information relating to the candidate that is required by law to be disclosed in solicitations of proxies for election of directors;
•	The name and address of the recommending or nominating stockholder;
•	The class and number of shares of the Company which are beneficially owned by the recommending or nominating stockholder;
•	A description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination; and
•	Any other information specified under Section 2.5 of the Company’s Bylaws.

Corporate Governance Guidelines

Our Board adopted corporate governance guidelines, a copy of which is available on our website under “Corporate Governance Summary” at:

https://investors.ontoinnovation.com/governance/governance-documents/

Codes Of Ethics

We have adopted a Code of Business Conduct and Ethics (applicable to all employees, executive officers and directors) and a Financial Information Integrity Policy (applicable to our financial officers, including our CEO and Chief Financial Officer (“CFO”)) that set forth principles to guide all employees, executive officers and directors and establish procedures for reporting any violations of these principles. Copies of the Code of Business Conduct and Ethics and the Financial Information Integrity Policy may be found on our website at:

https://investors.ontoinnovation.com/governance/governance-documents/

or may be requested by writing to:

Onto Innovation Inc.

Attention: Investor Relations

16 Jonspin Road

Wilmington, Massachusetts 01887

The Company will disclose any amendment to the Code of Business Conduct and Ethics and any waiver of a provision thereof applicable to its officers or directors, including the name of the officer or director to whom the waiver was granted, on our website at www.ontoinnovation.com, on the Investors page.

Corporate Social Responsibility

Our Company recognizes the importance of environmental and social responsibility programs in the advancement of our Company’s corporate mission and the delivering of value to our stakeholders.  Consistent with our established core values of Passion, Integrity, Collaboration and Results, we are committed to upholding the highest levels of integrity and are dedicated to working with our stockholders to drive and improve our environmental, social and governance (“ESG”) initiatives and outcomes across our Company.

Environmental: Our Company strives to improve our operations and minimize our impact on the environment. Our commitment to sustainability requires a sound strategy and a broad portfolio of efforts. We realize that our strategy and efforts need to continuously improve in order for us to excel in an increasingly resource-constrained world.  To this end, our Company has endeavored to monitor and manage our environmental impact across our business.  We have established goals in order to minimize adverse effects on the community, protect natural resources and to manage our energy efficiency and impact on greenhouse gas emissions, water conservation and waste reduction.  We also strive to protect the health and safety of our team members whether they are working at our offices, manufacturing facilities or in the field at our customer’s locations.

Quality: Our Company demands excellence in our quality and environmental performance, as demonstrated through our product and process qualification commitments, which resulted in our ISO 9001 Quality Management certification. It is our intent that each of our employees be accountable for driving quality in all that they do and seek continual improvement in order to meet or exceed our customers’ needs and expectations. In addition, our products and solutions are designed to meet or exceed safety requirements and reflect energy efficiency features in order to confer benefits to our customers and the environment. We also produce our systems responsibly and offer tool trade-ins, refurbishments and technology upgrade programs in order to help assure that our customers receive the optimal value from our products with a potentially lower environmental impact.

Social. It is our Company’s goal to provide a work environment that encourages a diverse and motivated workforce in order that employees may achieve their full potential. Our commitment is to ensure that our work environment reflects fair treatment and equal opportunity and is free from unlawful discrimination.  We seek the development of our talent, both from a personal and professional perspective, in order to assure that they are afforded the opportunity to advance their careers and personal well-being.  And during the COVID-19 pandemic, we have implemented numerous practices and policies to help ensure the continued health, safety, and well-being of our employees.

We also believe in giving back to our community.  Our Company engages in service projects in our communities globally, established a charitable giving program which includes corporate matching for employee donations to qualified nonprofit organizations as well as engaged in mentoring of students looking to pursue science, technology, engineering and math, or “STEM,” careers. With the COVID-19 pandemic, we donated face masks and other items to our worldwide communities in order to help provide both short-term assistance and support the longer-term recovery. We believe that these efforts help to advance the involvement of our employees and our Company in the various communities in which we operate and hopefully make a difference.

Governance. Our Company is committed to ethical and sustainable business practices.  Our Code of Busines Conduct and Ethics underpins and guides these efforts. As ESG goals and objectives are proposed, they are reviewed and set by the ESG management team, who then measures the progress made toward achieving such goals on a quarterly basis.  In addition, our ESG management team meets periodically with the Board to appraise it of the ESG strategy, ensure alignment on plans and goals, and report on the ongoing progress toward these goals.

We encourage you to review our 2020 Interim Corporate Social Responsibility Report and 2020 Annual Corporate Social Responsibility Report (located on our website at https://ontoinnovation.com/company/corporate-social-responsibility) for more detailed information regarding our ESG initiatives. Nothing on our website, including our Corporate Social Responsibility Reports or sections thereof, is deemed incorporated by reference into this proxy statement or other filings with the SEC, and the information contained on our website is not part of this document.

Related Person Transactions Policy

There have been no “related person transactions” since the beginning of 2020 to present, nor are there any currently proposed “related person transactions,” involving any director, director nominee or executive officer of the Company, any known 5% stockholder of the Company or any immediate family member of any of the foregoing persons (which are referred to together as “related persons”). A “related person transaction” generally means a transaction involving more than $120,000 in which the Company (including any of its subsidiaries) is a participant and in which a related person has a direct or indirect material interest.

The Board has adopted policies addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Our related person practices and policies ensure that our directors, officers and employees are proactively screened from any conflicts of interests interfering with their obligations to the Company. Our policies are included in our corporate governance documents, including our Code of Business Conduct and Ethics, the Audit Committee Charter and Summary of Corporate Governance Policies, each of which is available on the Investors section of our website located at:

https://investors.ontoinnovation.com/governance/governance-documents/

•

Pursuant to our Code of Business Conduct and Ethics, our directors, officers and employees are required to avoid any actual or apparent conflicts of interest (other than conflicts of interest that have received appropriate approval as described below), which includes taking actions or having interests that may interfere with the objective or efficient performance of such person’s duties to the Company or that may result in such person receiving improper personal benefits as a result of their position with the Company.

•

Pursuant to our Summary of Corporate Governance Policies, if a director becomes involved in any activity or interest that may result in an actual or potential conflict (or the appearance of a conflict) with the interests of the Company, that director is required to disclose such information promptly to the Board, which will determine an appropriate resolution on a case-by-case basis. This policy further reflects that all directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. Similarly, our Board will determine the appropriate resolution of any actual or potential conflict of interest involving our CEO and our CEO will determine the appropriate resolution of any conflict-of-interest issue involving any other officer of the Company. When necessary and appropriate, resolution of such issues may require consideration of the matter by the Audit Committee.

Pursuant to both the Board’s Summary of Corporate Governance Policies and the Audit Committee Charter, the Audit Committee, which consists entirely of independent directors, will review any proposed transaction in which the Company or its subsidiaries are to participate if the amount involved in the transaction exceeds $120,000 and we are aware that any related person may have a direct or indirect material interest in the transaction. The Audit Committee will consider the facts and circumstances and will approve or ratify a proposed transaction if the Audit Committee considers it appropriate and believes that such transaction will serve the long-term interests of our stockholders. The Compensation Committee of the Board reviews and recommends to the Board for approval compensation decisions for Board members and our executive officers (and such other employees of the Company as directed by the Board) pursuant to the Compensation Committee Charter.

Communications With The Board Of Directors

We have a formal policy regarding communications with the Board, our Stockholder & Interested Party Communications Policy, which is found on our website at https://investors.ontoinnovation.com/governance/governance-documents/.

Stockholders may communicate with the Board, any of the Company’s Board committees (Audit, Compensation or Nominating & Governance) or any of the Company’s directors by writing to:

Onto Innovation Inc.

Office of the General Counsel

550 Clark Drive

Budd Lake, New Jersey 07828

and such communications will be forwarded to the intended recipient(s) to the extent appropriate. Prior to forwarding any communication, the General Counsel will review it and, in his or her discretion, will not forward a communication deemed to be of a commercial nature or otherwise inappropriate.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Board currently has nine (9) members.  Effective as of the conclusion of the 2021 Annual Meeting of Stockholders, the authorized number of directors for the Board shall be reduced to seven (7) members. All current directors are standing for election at the Annual Meeting with the exception of Jeffrey A. Aukerman and Vita A. Cassese.

The Company’s Amended and Restated Certificate of Incorporation provides that at each annual meeting of stockholders, each director of the Company shall be elected to hold office, and shall serve, until the expiration of the term for which he or she is elected and until his or her successor is duly elected and qualified or until his or her death, resignation, or removal; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the DGCL.

Based on the recommendation of the Nominating & Governance Committee, the seven (7) director nominees approved by the Board for inclusion in this proxy statement are:

Leo BerlinghieriEdward J. Brown, Jr.David B. MillerMichael P. Plisinski Bruce C. RhineChristopher A. SeamsChristine A. Tsingos

Each nominee is currently serving as a director of Onto Innovation. In making its recommendations, the Nominating & Governance Committee considered a number of factors, including its criteria for Board membership, which include the qualifications that must be possessed by a director candidate in order to be nominated for a position on our Board. Each nominee has indicated that he or she will serve if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven (7) nominees.  In the event that any nominee of the Company becomes unable or unavailable to serve as a director at the time of the Annual Meeting (which we do not anticipate), the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy.  Alternatively, the Board, in its discretion, may elect to reduce the number of directors serving on the Board.  We do not have any reason to believe that any of the nominees will be unable or will decline to serve as a director.

Board Composition And Refreshment

A priority of the Nominating & Governance Committee and the Board as a whole is making certain that the composition of the Board reflects the desired professional experience, skills and backgrounds in order to present an array of viewpoints and perspectives, help develop and execute strategy for the future and effectively represent the long-term interests of stockholders. Further, the Board recognizes the importance of Board refreshment in order to continue to achieve an appropriate balance of tenure, turnover, diversity and skills on the Board.

Vote Required

Pursuant to the Company’s Bylaws, our directors are elected by the affirmative vote of the majority of the votes cast (provided, however, that if the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality voting standard). In order for a director in an uncontested election to be elected, the number of votes cast “for” his/her election must exceed the number of votes cast “against” his/her election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). If a nominee who is an incumbent director in an uncontested election receives a greater number of “Withhold” votes for election than “For” votes in an uncontested election and is not elected, our Summary of Corporate Governance Policies provides that such director must promptly tender a resignation to the Board. Our Nominating & Governance Committee would then make a recommendation to the Board on whether to accept or reject the tendered resignation, or whether other action should be taken. Within ninety (90) days after the date of the certification of the election results, our Board will act on any such tendered resignation and publicly disclose (in a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision.

Information About The Nominees And Continuing Directors

Our Board and its Nominating & Governance Committee believe that all of the directors and nominees are highly qualified and have demonstrated leadership skills and have experience and judgment in areas that are relevant to our business. We believe that their ability to challenge and stimulate management and their dedication to the affairs of the Company collectively serve the interests of the Company and its stockholders.

The seven (7) nominees for director are set forth below. All information is as of the record date.

Name	Position	Board Tenure(1)
Nominee Directors:
Leo Berlinghieri	Former Chief Executive Officer and President, MKS Instruments, Inc.	12.50 years
Edward J. Brown, Jr.	Former CEO, Cymer Light Source	8.08 years
Michael P. Plisinski	Chief Executive Officer, Onto Innovation Inc.	5.33 years
David B. Miller	Former President, DuPont Electronics & Communications	5.67 years
Bruce C. Rhine	Former CEO, Nanometrics Incorporated	14.50 years
Christopher A. Seams	Former CEO, Deca Technologies	5.58 years
Christine A. Tsingos	Former Executive Vice President and CFO, Bio-Rad Laboratories	6.83 years
(1)	Board Tenure includes time served on the Rudolph Board of Directors or the Nanometrics Board, as applicable, prior to the Merger Date.

Except as discussed below, each nominee and each incumbent director has been engaged in the principal occupation set forth above during the past five (5) years. There are no family relationships between any directors or executive officers of the Company.  The Nominating & Governance Committee thereafter considered the professional experience, skills and backgrounds of the nominees and recommended the nominees to the full Board.

The following reflects additional information regarding the background and qualifications of our director nominees, including the experience and skills that support the Board’s determination that each director should serve on our Board.

NOMINEES FOR DIRECTOR

Leo Berlinghieri
Director Since:	September 2008
Age:	67
Independent Status:	Independent Director
Board Committee(s):	Nominating & Governance (Chair)
Other Boards Served:	Unipower, LLC (2017-2019) MKS Instruments, Inc. (2005-2013) Massachusetts High Technology Council, Inc. (2006-2013)

From July 2005 to December 2013, Mr. Berlinghieri served as Chief Executive Officer and President of MKS Instruments, Inc., a critical subsystem and instrument provider to the semiconductor industry. From April 2004 to July 2005, Mr. Berlinghieri served as President and Chief Operating Officer and prior to that served as Vice President and Chief Operating Officer from July 2003 to April 2004 for MKS Instruments, Inc.

Specific Qualifications, Attributes, Skills and Experience

Relevant Senior Leadership / CEO Experience

•

Served for over eight (8) years as Chief Executive Officer and President of MKS Instruments, Inc. Additional prior experience as Vice President and Chief Operating Officer of the company, among other senior management roles.

High Level of Financial Experience

•	Substantial financial experience gained in roles as Chief Executive Officer, President and Vice President and Chief Operating Officer with MKS Instruments, Inc.

Broad International Exposure

•	Gained extensive international experience in various roles with MKS Instruments, including Chief Executive Officer, Chief Operating Officer and Vice President of Global Sales and Service.

Extensive Knowledge of Company Business/Industry

•

Over thirty-three (33) years of experience in the semiconductor industry, including eight (8) years at the helm of MKS Instruments, Inc. a public corporation. Also served on the SEMI North America Advisory Board (NAAB) including as its chairman in 2009.

Innovation/Technology Experience

•

Broad array of technological experience with MKS Instruments, Inc., including roles in manufacturing, customer support, and sales all in addition to his roles as Chief Executive Officer and Chief Operating Officer.

Edward J. Brown, Jr.
Director Since:	February 2013
Age:	63
Independent Status:	Independent Director
Board Committee(s):	Compensation (Chair)
Other Boards Served:	Astrodyne TDI (2015-present)

From May 2013 until September 2015, Mr. Brown was the Chief Executive Officer of Cymer Light Source, following the merger of Cymer, Inc. with ASML Holding Ltd., prior to which Mr. Brown served as President and Chief Operating Officer of Cymer, Inc. from September 2005 until May 2013. From 1984 to 2005, Mr. Brown was employed at Applied Materials, Inc., where he held numerous high-level management positions including group vice president and senior advisor to the president, vice president and general manager of the Intel business unit, as well as managing director heading up their largest product division, Global Operations. Prior to Applied Materials Inc., Mr. Brown held key engineering positions at TRW Corporation and Burroughs Corporation.  Mr. Brown received a master’s degree in business administration from National University and a bachelor’s degree in industrial studies from San Diego State University.

Specific Qualifications, Attributes, Skills and Experience

Relevant Senior Leadership / CEO Experience

•

Served as Chief Executive Officer for Cymer Light Source.  Further, he served for over seven (7) years as President and Chief Operating Officer of Cymer, Inc. as well as held various senior management positions with Applied Materials, Inc. and key engineering positions at TRW Corporation and Burroughs Corporation.

High Level of Financial Experience

•

Substantial financial experience gained as Chief Executive Officer of Cymer Light Source, as President and Chief Operating Officer of Cymer, Inc. as well as high-level management positions with Applied Materials, Inc., among others.

Broad International Exposure

•

Gained extensive international experience as Chief Executive Officer of Cymer Light Source, President and Chief Operating Officer of Cymer, Inc. and Global Vice President of Worldwide Business Operations as well as other roles including vice president of Applied Material, Inc.’s largest product division, Global Operations.

Extensive Knowledge of Company Business/Industry

•	Over forty (40) years of employment experience within an array of fields in the semiconductor industry. Also served on the SEMI North America Advisory Board (NAAB).

Innovation/Technology Experience

•	Expansive scope of technological and innovative experience from over forty (40) years of semiconductor industry employment in key management, operations, development and engineering positions.

David B. Miller
Director Since:	July 2015
Age:	64
Independent Status:	Independent Director
Board Committee(s):	Compensation, Nominating & Governance
Other Boards Served:

President, University of Virginia School of Engineering & Applied Science Foundation (since 2011)

Merrimac Industries, Inc. (2002-2008)

SEMI International (2011-2015)

North Carolina Chamber of Commerce (2010-2015)

Mr. Miller served as the Rudolph non-executive Chairman from August 2018 through the Merger Date.  From June 1981 to November 2015, Mr. Miller served in various positions, most recently as President, with DuPont Electronics & Communications, an electronic materials company.  Mr. Miller holds a B.S. in Electrical Engineering from the University of Virginia.

Specific Qualifications, Attributes, Skills and Experience

Relevant Senior Leadership / CEO Experience

•	Served as President of DuPont Electronics & Communications.

High Level of Financial Experience

•

Substantial financial experience gained in roles with DuPont Electronics & Communications including as President of the company. Oversight of complex financial transactions, profit and loss responsibility and investor relations during prior operations and leadership roles with this company.

Broad International Exposure

•

Served as President of DuPont Electronics & Communications, a global electronic materials company.  Served on several joint venture boards in the U.S. and Asia while with DuPont Electronics & Communications as well as on the board of SEMI International.  Resided in Tokyo, Japan for three (3) years.

Extensive Knowledge of Company Business/Industry

•

Forty (40) years of experience within the electronics industry including six (6) years at the helm of DuPont Electronics & Communications, which in addition to other markets, served the semiconductor industry.

Innovation/Technology Experience

•	Significant experience and leadership roles with DuPont Electronics & Communications, overseeing the company’s technology advancement, breadth of process expertise and ongoing innovation.

Michael P. Plisinski
Director Since:	November 2015
Age:	51
Independent Status:	Non-Independent Director
Board Committee(s):	None
Other Boards Served:	None

Mr. Plisinski has served as the Company’s Chief Executive Officer since the Merger Date and was previously Chief Executive Officer of Rudolph beginning in November 2015.  Prior to his appointment as Rudolph’s CEO, Mr. Plisinski served as Rudolph’s Executive Vice President and Chief Operating Officer from October 2014 to November 2015 and as Vice President and General Manager, Data Analysis and Review Business Unit from February 2006 when Rudolph merged with August Technology Corporation (“August Technology”) until October 2014. From February 2004 to February 2006, Mr. Plisinski served as August Technology’s Vice President of Engineering and, from July 2003 to February 2004, as its Director of Strategic Marketing for review and analysis products. Mr. Plisinski joined August Technology as part of the acquisition of Counterpoint Solutions, a supplier of optical review and automated metrology equipment to the semiconductor industry, where he was both sole founder and President from June 1999 to July 2003. Mr. Plisinski has a B.S. in Computer Science from the University of Massachusetts and has completed the Advanced Management Program from Harvard Business School.

Specific Qualifications, Attributes, Skills and Experience

Relevant Senior Leadership / CEO Experience

•

Serving as Chief Executive Officer of Onto Innovation with prior experience as Chief Executive Officer of Rudolph, Chief Operating Officer and Vice President of Rudolph, General Manager of the Rudolph’s Data Analysis and Review Business Unit, among other senior management positions.

High Level of Financial Experience

•

Substantial financial experience gained in roles as Chief Executive Officer of the Company and Rudolph and Chief Operating Officer and Vice President, General Manager of the Data Analysis and Review Business Unit of Rudolph.

Broad International Exposure

•	Extensive experience working with the Asian and European customers of the Company through the various roles held with Rudolph, August Technology and the Company.

Extensive Knowledge of Company Business/Industry

•

Over fifteen (15) years of dedicated experience with Rudolph and August Technology and an additional four (4) years as founder of an optical review and automated metrology start-up company, each serving the semiconductor industry.

Innovation/Technology Experience

•

Technological and innovative experience includes leadership roles in both engineering and software development while with Rudolph and August Technology.  Prior entrepreneurial experience in the founding of optical review and automated metrology equipment company, Counterpoint Solutions.

Bruce C. Rhine
Director Since:	July 2006
Age:	63
Independent Status:	Independent Director
Board Committee(s):	Nominating & Governance, Audit
Other Boards Served:	Snap2Insights (since 2018)
Shape.io (since 2015)
Columbia Nutritional LLC (since 2014)
Phoseon Technology, Inc. (since 2012)
Jama Software (2008-2018)
NEXX Systems (2002-2012)
Nor-Cal Products, Inc. (2010-2017)
Accent Optical Technologies Inc. (2000-2006)

Mr. Rhine served as the Chairman of the Board of Nanometrics from August 2009 through the Merger Date. From July 2006 to February 2008, Mr. Rhine served as Nanometrics’ Chief Strategy Officer and from March 2007 to August 2007, as Nanometrics Chief Executive Officer. From 2000 to 2006, Mr. Rhine served as Chairman and Chief Executive Officer of Accent Optical Technologies, Inc. (acquired by Nanometrics in July 2006) and as its President from January 2003 to April 2005 and from August 2000 to September 2001. Prior to 2000 Mr. Rhine was an executive at Applied Materials, Lam Research Corporation, Asyst Technologies and Air Products and Chemicals.  Mr. Rhine holds a B.S. degree in Chemical Engineering and an M.B.A. in Finance from The Pennsylvania State University. Mr. Rhine is a member of the National Association of Corporate Directors (“NACD”) and the American College of Corporate Directors (“ACCD”).

Specific Qualifications, Attributes, Skills and Experience

Relevant Senior Leadership / CEO Experience

•

Served as Chief Executive Officer of Nanometrics and of Accent Optical Technologies with additional prior senior leadership experience with Applied Materials, Lam Research Corporation, Asyst Technologies and Air Products and Chemicals.

High Level of Financial Experience

•

Substantial financial experience gained in roles as Chief Executive Officer of Nanometrics and of Accent Optical Technologies as well as with executive roles held in several semiconductor industry companies.

Broad International Exposure

•

Gained extensive international experience as Chief Executive Officer of Nanometrics and of Accent Optical Technology as well as through array of other executive roles within the semiconductor industry.

Extensive Knowledge of Company Business/Industry

•	Over thirty-seven (37) years of dedicated experience within the semiconductor industry.

Innovation/Technology Experience

•	Broad and comprehensive array of technological experience with multiple companies within the semiconductor space including serving as the Chief Strategy Officer of Nanometrics.

Christopher A. Seams
Director Since:	August 2015
Age:	58
Independent Status:	Independent Director
Board Committee(s):	Nominating & Governance
Other Boards Served:	Xperi Corporation (since 2016)
Tessera Technologies, Inc. (2013-2016)

Mr. Seams served as Chief Executive Officer of Deca Technologies from June 2013 to August 2016. Prior to Deca Technologies, Mr. Seams served as Executive Vice President of sales and marketing at Cypress Semiconductor and held various technical and operational management positions in its manufacturing, development and operations. Prior to joining Cypress in 1990, Mr. Seams worked in process development for Advanced Micro Devices and Philips Research Laboratories. Mr. Seams earned his bachelor’s degree in electrical engineering from Texas A&M University and his master’s degree in electrical and computer engineering from the University of Texas at Austin. Mr. Seams has a Professional Certificate in Advanced Computer Security from Stanford University and is a senior member of the Institute of Electrical and Electronics Engineers. Mr. Seams is a member of the ACCD as well as a member and Certified Director of the NACD.

Specific Qualifications, Attributes, Skills and Experience

Relevant Senior Leadership / CEO Experience

•	Served as Chief Executive Officer of Deca Technologies as well as in additional senior leadership roles within the semiconductor industry including with Cypress Semiconductor.

High Level of Financial Experience

•	Substantial financial experience gained in roles as Chief Executive Officer of Deca Technologies as well as with executive roles held in the semiconductor industry.

Broad International Exposure

•

Extensive international experience as Chief Executive Officer of Deca Technologies, Executive Vice President of sales and marketing at Cypress Semiconductor as well as through other management roles with both Cypress and other semiconductor companies with which he worked.

Extensive Knowledge of Company Business/Industry

•	Over thirty (30) years of dedicated experience within the semiconductor industry.

Innovation/Technology Experience

•

Technological and innovative experience gained through an array of technical and operational management positions in manufacturing, development and operations for Cypress Semiconductor as well as in process development for Advanced Micro Devices and Philips Research Laboratories.

Christine A. Tsingos
Director Since:	May 2014
Age:	62
Independent Status:	Independent Director
Board Committee(s):	Audit (Chair)
Other Boards Served:	Envista Holdings Corporation (since September 2019)
Varex Imaging Corporation (since February 2017)

Ms. Tsingos served as the Executive Vice President and Chief Financial Officer of Bio-Rad Laboratories from December 2002 through May 2019. Prior to Bio-Rad, Ms. Tsingos held executive positions at Autodesk, The Cooper Companies, and Attest Systems. Ms. Tsingos earned her Bachelor of Arts in International Studies from the American University in Washington D.C. and an M.B.A in International Business from the George Washington University. In 2010, Ms. Tsingos was awarded the prestigious Bay Area CFO of the Year.

Specific Qualifications, Attributes, Skills and Experience

Relevant Senior Leadership / CEO Experience

•	Served as Executive Vice President and Chief Financial Officer of Bio-Rad Laboratories.

High Level of Financial Experience

•	Over thirty (30) years of financial and operational experience with a series of companies including sixteen (16) years of service as Chief Financial Officer of Bio-Rad Laboratories.

Broad International Exposure

•	Comprehensive international experience through service as Chief Financial Officer of Bio-Rad Laboratories.

The Board unanimously recommends voting “FOR ALL” of the nominees set forth above.

Compensation Of Directors

Directors who are employees of the Company receive no compensation for their services as members of the Board. Director compensation for non-employee members of the Board is a mix of cash and equity-based compensation, which is largely comprised of the equity component to align the interests of our directors with the Company’s long-term performance and stockholder interests.  The components of the compensation for 2020 Board service of directors who are not employees of the Company are as follows:

Board Compensation Element	Amount/Value
Annual Retainer	$70,000	[1]
Annual Equity Grant (in RSUs)	$150,000	[2]
Committee Chair Stipend
Audit	$20,000	[1]
Compensation	$15,000	[1]
Nominating & Governance	$10,000	[1]
Committee Member Stipend
Audit	$10,000	[1]
Compensation	$7,500	[1]
Nominating & Governance	$5,000	[1]
Board Chair Stipend	$50,000	[1]
Initial Equity Grant (in RSUs)	$150,000	[3]
[1]	Paid subsequent to the director election results at the Annual Meeting of Stockholders.
[2]

Awarded at the second quarter Board meeting in a number of shares calculated by dividing the listed amount by the closing stock price per share of Company Common Stock on the date of grant, rounded to the nearest 100 shares.

[3]

Awarded as of the first Board meeting following election or appointment and calculated in the same manner as the annual equity grant above but prorated by the number of quarters between such first meeting and the date on which the next annual equity grant is scheduled to be awarded.

Any initial equity grants and/or annual equity grants typically vest on the first anniversary of the grant date.  Equity awards granted to directors are granted under and subject to the terms of the Onto Innovation Inc. 2020 Stock Plan (the “2020 Stock Plan”).

For the fiscal year ended December 26, 2020, the directors, excluding the directors who are employees, received total compensation indicated in the table below.  There were no option awards, non-equity incentive plan compensation, or pension and nonqualified deferred compensation earnings granted to such directors.  They did not earn any type of compensation during the year other than what is disclosed in the following table:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
Jeffrey A. Aukerman[2]	$113,750	$150,432	$0	$264,182
Leo Berlinghieri	$111,875	$150,432	$0	$262,307
Edward J. Brown, Jr.	$85,000	$150,432	$0	$235,432
Vita A. Cassese[2]	$106,250	$150,432	$0	$256,682
Robert G. Deuster	$87,500	$150,432	$0	$237,932
David B. Miller	$108,750	$150,432	$0	$259,182
Bruce C. Rhine	$75,000	$150,432	$0	$225,432
Christopher A. Seams	$125,000	$150,432	$0	$275,432
Timothy J. Stultz, Ph.D.[3]	$0	$0	$0	$0
Christine A. Tsingos	$90,000	$150,432	$0	$240,432
John R. Whitten[3]	$26,250	$0	$0	$26,250

(1)

Represents the grant date fair value for each share-based compensation award granted during the year, calculated in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of these awards are set forth in Note 9 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 26, 2020 filed with the SEC. As of December 26, 2020, our directors had the following stock awards outstanding: Mr. Aukerman – 4,800 RSUs; Mr. Berlinghieri – 4,800 RSUs; Mr. Brown, Jr. – 4,800 RSUs, Ms. Cassese – 4,800 RSUs; Mr. Deuster – 4,800 RSUs; Mr. Miller – 4,800 RSUs; Mr. Rhine – 4,800 RSUs; Mr. Seams – 4,800 RSUs; and Ms. Tsingos – 4,800 RSUs.

(2)	Mr. Aukerman and Ms. Cassese are not standing for re-election at the Annual Meeting.
(3)	Mr. Stultz and Mr. Whitten did not stand for re-election to the Board on May 12, 2020.

Stock Ownership/Retention Guidelines For Directors

The Company has established guidelines related to stock ownership and retention for its non-employee directors. Currently, the guidelines require that each non-employee director of the Company own shares of Company Common Stock valued at a minimum of three (3) times the amount of the director’s annual cash retainer.  For a new director, the stock holding requirement is to be attained within five (5) years of his or her initial election or appointment to the Board.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Consistent with the recommendation of the Board and the preference of our stockholders as reflected in the non-binding advisory vote on the frequency of future advisory votes on named executive officer compensation held at the Nanometrics 2017 Annual Meeting of Stockholders, the Company currently holds an annual “say on pay” vote.  In accordance with this policy, this year we are requesting our stockholders to approve an advisory resolution on the Company’s executive officer compensation as reported in this Proxy Statement, and as required by Section 14A(a)(1) of the Exchange Act.

Our executive officer compensation arrangements are designed to enhance stockholder value on an annual and long-term basis.  These arrangements are consistent with our compensation philosophy and pay-for-performance principles and, as such, have been designed to provide competitive compensation packages that enable the Company to attract and retain talented executive officer officers, motivate executive officers to achieve the Company’s short- and long-term business strategies and objectives,  align the interests of executive officers with those of stockholders, and are consistent with current market practices and good corporate governance principles.  Please read the Compensation Discussion and Analysis beginning on page 34 of this proxy statement and the tabular and additional narrative disclosures on executive officer compensation beginning on page 55 of this proxy statement for additional details about our executive officer compensation arrangements, including information about the fiscal year 2020 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our compensation arrangements as described in this proxy statement.

For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders APPROVE, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for this meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion and other related tables and disclosures.”

Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create any additional fiduciary duty on the part of the Board.  This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices described in this proxy statement, and does not seek to have the Board or Compensation Committee take any specific action. However, the Board and the Compensation Committee value the views expressed by our stockholders in their vote on this proposal and will take into account the outcome of the vote when considering executive officer compensation matters in the future.

Vote Required

The affirmative vote, in person or by proxy, of a majority of the shares present or represented at the meeting and entitled to vote will be required to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

The Board recommends a vote “FOR” the approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K as required by Section 14A(a)(1) of the Exchange Act.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Although ratification by stockholders is not required by law, the Board is submitting the Audit Committee’s selection of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for fiscal year 2021 for ratification as a matter of good corporate governance and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection. Even if the selection is ratified, the Audit Committee may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.  E&Y has indicated that representatives of E&Y, the independent registered public accounting firm presented herein, will be in attendance at the Annual Meeting. Such representatives will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Change In Independent Registered Public Accounting Firm

Prior to the 2019 Merger, E&Y was the independent registered public accounting firm of Rudolph, and PricewaterhouseCoopers LLP (“PwC”) was the independent registered accounting firm of Nanometrics.

As previously reported on our Current Report on Form 8-K filed with the SEC on November 13, 2019, PwC resigned on November 11, 2019, and E&Y was engaged by the Company as its independent registered public accounting firm for the year ending December 31, 2019. The decision to change the independent registered accounting firm was approved by the Audit Committee.

PwC’s reports on Nanometrics’ financial statements for the fiscal years ended December 29, 2018 and December 30, 2017 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 29, 2018 and December 30, 2017 and the subsequent interim period through November 11, 2019, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years.

During the fiscal years ended December 29, 2018 and December 30, 2017 and subsequent interim period through November 11, 2019, there have been no reportable events (as defined in S-K 304(a)(1)(v)), except that as disclosed in the Company's Quarterly Report on Form 10-Q for the quarterly periods ended April 1, 2017, July 1, 2017 and September 30, 2017 (the “2017 Form 10-Qs”), management concluded that a material weakness existed related to ineffective controls over the existence of inventories subject to the cycle count programs.  The material weakness was remediated and described in Item 9A of the Company’s annual report on Form 10-K for the year ended December 30, 2017.

The Company requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of the letter from PwC, dated November 12, 2019, is filed as Exhibit 16.1 to such Form 8-K.

During the fiscal years ended December 29, 2018 and December 30, 2017, and the subsequent interim periods through November 11, 2019, neither Onto Innovation nor anyone on its behalf consulted with E&Y, regarding either: (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on Onto Innovation’s financial statements, and neither a written report nor oral advice was provided to Onto Innovation that EY concluded was an important factor considered by Onto Innovation in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Independent Registered Public Accounting Firm Selection Process

E&Y served as Rudolph’s independent registered public accounting firm since March 2008, was selected as the accounting firm for the Company after the Merger Date and served in this role during fiscal 2020. During this time, the firm has demonstrated:

•	A high degree of independence and professionalism in their audit engagement with the Company;
•	A solid record of partner and professional staff continuity;
•	A knowledge of current and emerging accounting and auditing issues affecting the Company;
•	A deep and ongoing understanding of the Company’s business model and industry; and
•	A readiness to assist the Company and its audit committee in keeping up to date with the latest accounting and auditing pronouncements and their application to the Company’s business.

In making its selection of an independent registered public accounting firm, the Audit Committee assesses, among other factors:

•	The performance of the independent registered public accounting firm in the prior year;
•	The anticipated needs of the Company and ability of the accounting firm to address them in the coming year;
•	The proposed fees for the coming year; and
•	The potential impact of changing auditors for the coming year.

Ultimately, the selection of the independent registered public accounting firm is made with the best interest of the Company and its stockholders in mind.

Factors Used To Assess Independent Registered Public Accounting Firm Quality

Members of the Audit Committee have experience in dealing with audits of other public companies as well as experience with other accounting firms. After the Merger Date, the Audit Committee’s basis for the selection of E&Y as the Company’s independent registered public accounting firm included, among other considerations, familiarity of Rudolph’s accounting practices as the accounting acquirer in the 2019 Merger, E&Y’s breadth of services and international footprint as well as expense considerations. On an ongoing basis, E&Y has been responsive, reliable and professional in their dealings with the Audit Committee and has appropriately assisted the Audit Committee in its oversight of the Company’s financial processes and financial statements.  In addition, E&Y makes available to the Company specialists within their firm to assist in the audit when consultation on specific and unique issues arise. These processes appear to be effective in assisting E&Y with their audit engagement.

As a part of the Audit Committee’s review of E&Y’s qualifications, E&Y provides the Company with the firm-wide comments from the Public Company Accounting Oversight Board (PCAOB) regarding PCAOB’s examinations of E&Y for the prior year. E&Y also updates the Company with the quality improvements that the firm has made as a result of the PCAOB comments as well as other changes to their quality and risk assessment processes.

Audit Committee’s Involvement In The Lead Partner Selection

In keeping with their independence policy, E&Y employs a regular schedule of rotation of the both the lead engagement partner (“Lead Partner”) and the support staff. This rotation provides for sufficient overlap of the new Lead Partner with the outgoing Lead Partner. This process allows for the members of the Audit Committee and the Company management to become familiar with the new Lead Partner and new staff and to introduce them to the Company’s business.  Prior to the new Lead Partner’s full engagement, the Audit Committee and Company management meet with E&Y to review and offer feedback on the industry experience, financial acumen and anticipated fit of the new Lead Partner with the Company.

Policy On Audit Committee Pre-Approval Of Audit And Permissible Non-Audit Services Of Independent Registered Public Accounting Firm

Pursuant to our Audit Committee charter, our Audit Committee must pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one (1) year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2020, all services provided by Ernst & Young LLP to the Company were pre-approved by the Audit Committee in accordance with this policy, and the Audit Committee has concluded that the provision of these services is compatible with the accountants’ independence.

Audit and Non-Audit Fees

The following table sets forth the fees billed for the fiscal year ended December 26, 2020 and the fiscal year ended December 31, 2019 by the Company’s independent registered public accounting firm, Ernst & Young LLP, for 2019, and Nanometrics’ independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), prior to the 2019 Merger.

	E&Y	E&Y	PwC
Fees	2020	2019	2019
Audit	$1,908,000	$1,006,202	$900,800
Audit Related	$39,000	-	$83,755
Tax	$44,000	$43,770	$114,000
All Other	$62,000	$2,000	$2,700
Total	$2,053,000	$1,051,972	$1,101,255

Audit Fees

Audit fees for the fiscal year ended December 26, 2020 were for the audit of the Company’s annual financial statements including management’s assessment of internal controls over financial reporting, the review of the Company’s quarterly financial statements and statutory and regulatory audits, consents and other services. These fees may include services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements including any comfort letters and consents for financings and filings made with the SEC.

Audit fees for the year ended December 31, 2019 were for the aggregate fees billed for professional services rendered to the Company subsequent to the 2019 Merger and Nanometrics prior to the 2019 Merger for the audit of the annual financial statements and a review of financial statements included in the quarterly reports on Form 10-Q.

Audit Related Fees

Audit related fees for the fiscal year ended December 26, 2020 were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s annual financial statements and are not reported under “Audit Fees,” and consisted primarily of fees for employee benefit plan audits.

Audit related fees paid to PwC for the fiscal year ended December 31, 2019 were for professional services rendered to Nanometrics prior to the 2019 Merger that were reasonably related to the performance of the audit or review of Nanometrics’ financial statements. Audit related fees paid to E&Y for the fiscal year ended December 31, 2019 were for professional services rendered to Rudolph prior to the 2019 Merger and to the Company after the 2019 Merger that were reasonably related to the performance of the audit or review of Nanometrics’ financial statements. In both instances, this category includes fees related to assistance in financial due diligence related to the 2019 Merger and general assistance with implementation of SEC requirements.

Tax Fees

Tax fees may include fees for tax compliance, tax planning and tax advice. Tax fees for the fiscal years ended December 26, 2020 and December 31, 2019 were for tax advice.

All Other Fees

All other fees would consist of fees for products and services other than the services described above. For the fiscal year ended December 26, 2020, all other fees included payments for an assessment of key segregation of duties related considerations and risks in the SAP environment after the hyper care period post implementation, as well as payments for an accounting and auditing information tool.

For the fiscal year ended December 31, 2019, all other fees included payments for an accounting and auditing information tool.

Negotiation of the annual independent registered public accounting firm fees is the responsibility of the Audit Committee with the support of the Company’s CFO.  All of the Ernst & Young LLP fees listed in the chart above for 2020 were pre-approved by the Audit Committee of the Company, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.  All of the Ernst & Young LLP fees listed in the chart above for 2019 were pre-approved by the Audit Committee of Rudolph prior to the 2019 Merger and, after the Merger Date, the Company, each of which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions. All of the PricewaterhouseCoopers LLP fees listed above were pre-approved by the Audit Committee of Nanometrics prior to the 2019 Merger, each of which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

Vote Required

The affirmative vote, in person or by proxy, of a majority of the shares present or represented at the meeting and entitled to vote will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending January 1, 2022.

The Company’s Board unanimously recommends voting “FOR” the

ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending January 1, 2022.

AUDIT COMMITTEE REPORT

The following is the Audit Committee’s report submitted to the Board for the fiscal year ended December 26, 2020.

As noted in the Audit Committee’s charter, management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. Additionally, the independent registered public accounting firm is responsible for performing an independent audit of the Company’s internal controls over financial reporting and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee of the Board has:

•

reviewed and discussed with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 26, 2020;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees;
•

received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence; and

•

discussed and reviewed with the Company’s manager - internal audit (“Mgr-IA”) and Ernst & Young LLP, with and without management present, the Company’s work in complying with the requirements of Section 404 under the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting. In connection therewith, the Audit Committee also discussed with the Mgr-IA, with and without other members of management present, management’s assessment of the effectiveness of internal controls over financial reporting as of December 26, 2020. The Audit Committee also discussed Ernst & Young LLP’s audit report on internal controls over financial reporting as of December 26, 2020 with management and Ernst & Young LLP.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020.

THE AUDIT COMMITTEE

Christine A. Tsingos (Chairperson)
Jeffrey A. Aukerman Vita A. Cassese Bruce C. Rhine

EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes our compensation philosophy, process, plans and practices for our executive officers and contains a discussion of the material elements of compensation awarded to, earned by, or paid to the Company’s “Named Executive Officers” listed in the table below (“NEOs”), including:

•	Our principal executive officer
•	Our principal financial officer
•	The next three (3) most highly compensated executive officers of the Company in 2020

Based on the foregoing, the Company’s NEOs for 2020 are:

Onto Innovation’s Named Executive Officers (NEOs)
NEO Name	Position
Michael P. Plisinski	CEO
Steven R. Roth	Sr. Vice President & CFO
Rollin Kocher	Sr. Vice President, Field Operations
Kevin Heidrich	Sr. Vice President, Marketing & Corporate Development
Robert A. Koch	Vice President & General Counsel

EXECUTIVE SUMMARY

Our Business

We are a global leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include unpatterned wafer quality, 3D metrology spanning the chip from nanometer-scale transistors to micron-level die-interconnects, macro defect inspection of wafers and packages, metal interconnect composition, factory analytics, and lithography for advanced semiconductor packaging. We also provide services relating to the maintenance and repair of our products, installation services and training. Semiconductor capital equipment is our primary served market.

2020 Financial Highlights

On October 25, 2019, Nanometrics Incorporated and Rudolph Technologies, Inc. merged to form Onto Innovation Inc.  Onto Innovation accounts for the 2019 Merger as a reverse acquisition using the acquisition method of accounting in accordance with generally accepted accounting principles, with Rudolph being treated as the acquiring entity for accounting purposes. Because Rudolph is treated as the accounting acquirer in the 2019 Merger, the financial statements filed with the SEC in Onto Innovation’s Form 10-K include the financial results of Rudolph for all periods presented and the financial results of the former

Nanometrics for the periods on or after October 26, 2019.  Based on the foregoing, Onto Innovation reported revenue of $305.9 million as of year-end 2019 as reflected in the table below.

The following reflects some of our financial accomplishments in fiscal 2020 as compared to fiscal 2019:

Onto Innovation Inc.
Revenue by Year
Millions
$600.0
$500.0
$400.0
$300.0
$200.0
$100.0
$-
$305.9
$556.5
2019
2020

Onto Innovation Inc.
Operating Income by Year
Millions
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
$(5.0)
$(10.0)
$(5.0)
$26.7
2019
2020

Onto Innovation Inc.
Earnings per Diluted Share by Year
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$-
$0.06
$0.63
2019
2020

Onto Innovation Inc.
Stock Price at Fiscal Year-End
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
$36.54
$48.02
2019
2020

Results Of The 2020 Stockholder Vote On Executive Officer Compensation

Our Board recognizes the fundamental interest our stockholders have in the compensation of our executive officers.  At the 2020 Annual Meeting, 96.8% of stockholders present at the meeting voted in favor of the advisory vote on executive officer compensation.

COMPENSATION PROGRAM OBJECTIVES, DESIGN AND PRACTICES

Our Compensation Philosophy And Principles

Rewarding continuous improvement in financial and operating results and the creation of stockholder value are key attributes of our compensation philosophy, which serves as the framework for the Company’s executive officer compensation program.  The Compensation Committee of the Board of the Company (referred to as the “Compensation Committee”), acts on behalf of the Board and, by extension, on behalf of our stockholders, to establish, implement and continually monitor adherence to our compensation philosophy. Accordingly, the Compensation Committee has developed a set of core objectives and principles that it has used to develop the executive officer compensation program. The specific objectives of our executive officer compensation program are to:

•	Attract, retain, and motivate executive officer talent;
•	Align compensation with Company and individual performance; and
•	Foster an ownership mentality that aligns our executive officers’ interests with stockholder interests.

Consistent with the foregoing, the Compensation Committee believes that the most effective executive officer compensation program is one that is designed to reward the achievement of specific strategic and operating goals of the Company on both an annual and a long-term basis, and which aligns our executive officers’ interests with those of our stockholders.  The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions.  Based on that evaluation, the Compensation Committee designs the compensation provided to key employees to remain competitive with the compensation paid to similarly situated executive officers at competitor companies. The Compensation Committee believes executive officer compensation packages provided by the Company to its executive officers, including the NEOs, should include base salary, annual cash incentive opportunities, select perquisites and stock-based compensation, including equity incentive opportunities which reward performance as measured against pre-established goals.

The following principles support the objectives and design of the compensation program:

•

The compensation program is designed to be fair and competitive, from an internal and external perspective, taking into account the role, unique qualifications and distinct responsibilities of each executive officer;

•

A substantial portion of an executive officer’s compensation is designed to be at risk and linked to the achievement of both corporate and individual financial, management or other performance goals and changes in stockholder value;

•

A retirement provision has been implemented which is designed to provide financial stability following employment but will not be the focal point of why executive officers choose to work for the Company;

•	Select, limited perquisites and other executive officer benefits have been employed to serve a business purpose; and
•	All compensation program elements taken as a whole are designed to help focus executive officers to achieve the Company’s financial and strategic goals while supporting our culture and core values.

To underscore the importance of “pay-for-performance” in our compensation philosophy and our Company’s culture, the Compensation Committee has developed incentive arrangements based on performance standards which the Compensation Committee believes, at target achievement, will incentivize our executive officers to meet or exceed industry performance.  The incentive component of the Company’s executive officer compensation program, also referred to as the “Tier I Incentive Compensation Plan” or the “Tier I Plan”, rewards executive officers for achieving specific corporate, business unit and individual goals as well as strategic and operational measures depending on the executive officer involved.

Our long-term incentive program includes grants of performance-based stock units (“PSUs”) which are earned based on the achievement of total shareholder return (“TSR”) performance relative to the top 30 companies in the Philadelphia Stock Exchange Semiconductor Index over a two and three-year performance period.   Our long-term incentive program also includes service-based RSUs, which vest in equal annual increments over time. All grants are currently made under Company’s 2020 Stock Plan and shares earned and vested are subject to the Company’s stock ownership and retention guidelines.

The Company strives to promote an ownership mentality among its key leadership, in part through the guidelines described below under the heading “Stock Ownership/Retention Guidelines for Executive Officers.” The stock ownership guidelines applicable to our non-employee directors are discussed above under the heading “Stock Ownership/Retention Guidelines for Directors.” To that end, the CEO is required to maintain ownership of the Company’s Common Stock equal in value to at least three (3) times the CEO’s year-end base salary. As for the other NEOs, the stock ownership requirement reflects a minimum share ownership equal to the NEO’s current year-end base salary. In further support of this approach, our Board established an anti-pledging and anti-hedging policy to ensure that personal interests relating to the stock holdings of officers and directors do not conflict with their duties to the Company.

NEO Compensation Elements

Our executive officer compensation program is generally comprised of four parts, each intended to address different objectives: base salary, annual cash performance incentives, long-term equity incentives, which generally are in the form of both performance-based vesting and service-based vesting RSU grants, and limited perquisites.

The table below highlights the foregoing key elements of our executive officer compensation structure for 2020.

NEO Compensation Elements
Element	Form	Description
Base Salary	Fixed Cash Compensation	Competitive cash compensation that takes into consideration the scope and complexity of the role, individual qualifications, experience, and internal value to the Company.
Annual Cash Incentive Plan	Annual Performance-Based Cash Compensation	Annual cash incentive contingent on meeting performance criteria related to corporate, business unit/department, and individual performance objectives.
Long-Term Equity Incentive Program	Performance- and Time-Based Restricted Stock Units	A set percentage of PSUs that are earned based on TSR performance relative to a designated peer group, with remaining percentage of the RSUs vesting incrementally over a fixed period.
Executive Officer Perquisites	Income tax preparation Airline club membership	Limited perquisites, consistent with market practice, that promote efficient use of executive officers’ time and attract and retain executive officer talent.

The Compensation Committee aligns the Company’s Tier I Incentive Compensation Plan, which encompasses our annual cash incentive plan and long-term incentive equity program, with the Company’s performance relative to pre-established performance goals based on the Company’s stated financial objectives, historical performance, and anticipated market and economic conditions for the performance period.

In adopting this design, the Compensation Committee considered a number of parameters, including the advice of its independent compensation consultant, comparable practices within the industry and the desire to achieve the goals underlying the compensation program. The Compensation Committee believes that as a result of this program the Company has been able to attract, retain and motivate executive officers and reward the achievement of strategic, operational and financial goals, thereby enhancing stockholder value.

Our Compensation Practices

The Compensation Committee has adopted the following practices and policies with respect to the Company’s executive officer compensation program:

What We Do
Committee Independence	The Compensation Committee consists of independent directors and reserves time at each meeting to meet in executive session without management present.
Independent Compensation Consultant

The Compensation Committee has engaged its own independent compensation consultant and annually assesses the consultant’s performance, independence, and whether any potential conflicts of interest exist.

Independent Legal Advisor	The Compensation Committee may engage its own independent legal advisor specializing in corporate compensation issues, as necessary.
CEO Goal Setting and Performance Evaluation	The Compensation Committee, with the input of the full Board, engages in formal goal setting and performance evaluation processes with the CEO.
Peer Group

The Compensation Committee has established formal criteria for the selection of peer groups used as a competitive reference point with respect to executive officer and director compensation, program design and practices, and financial and stock performance.

Stock Ownership Guidelines	The Company maintains rigorous stock ownership guidelines, which apply to executive officers and directors, and serve as a risk-mitigating feature within our compensation structure.
Double Trigger Change-in-Control

Employment agreements have been entered into with senior executive officers, including the CEO, that contain change-in-control severance protection.  Executive officers are entitled to severance in the event of both a change-in-control of the Company and a qualifying termination of employment (“double trigger”).

Clawback Policy

The Company has adopted a policy that provides for the recovery or adjustment of amounts previously awarded or paid to an executive officer in the event that financial results or other performance measures on which the award or payment were determined are restated or adjusted.

What We Do Not Do
Hedging and Pledging

The Company’s insider trading policy prohibits our directors, officers and employees from entering into hedging transactions related to our Common Stock.  Additionally, under the Company’s anti-pledging policy, non-employee directors and executive officers are prohibited from making any new pledges of Company securities as collateral for a loan, or otherwise making a new transfer of Company securities to a margin account.

Tax Gross-Ups on Perquisites or Severance	The Company does not provide any tax gross-up payments to cover personal income taxes on perquisites or severance benefits related to a change-in-control.

Role Of The Compensation Consultant

During 2020, the Compensation Committee engaged Compensia, an independent executive officer compensation consulting firm, to provide advice on the Company’s executive officer compensation arrangements. Compensia does not provide any services other than those related to compensation consulting and does not provide any services to Company management.  The Compensation Committee determined that Compensia is independent within the meaning of the Compensation Committee Charter and the NYSE listing standards, and the work performed by Compensia does not raise any conflicts of interest.

Compensia had advised the Compensation Committee of Nanometrics for several years prior to the 2019 Merger and is very familiar with the industry and geographies in which the Company operates. For 2020, the Compensation Committee requested that Compensia:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals;
•	assist in refining the Company’s compensation strategy and in developing and implementing an executive officer compensation program to execute that strategy; and
•	provide market information to assist the Compensation Committee in establishing 2020 executive officer compensation.

Similarly, for 2021, the Compensation Committee also engaged Compensia to provide further advice and insight on the Company’s executive officer compensation arrangements consistent with what was established in 2020.

Role Of Executive Officers In Establishing Compensation

With regard to compensation for executive officers other than the CEO, the Compensation Committee seeks input from the CEO with the support of the human resources department.  Each year, the CEO is responsible for establishing proposed personal and corporate objectives for the Company’s other executive officers, including the other NEOs. These objectives, subject to the approval of the Compensation Committee, are reviewed and agreed upon by the CEO with the executive officer. In addition, as part of the annual performance review of the Company’s executive officers, the CEO assesses the performance of his or her direct reports and recommends any merit increase to be proposed for each individual. These recommendations are compiled by the CEO into executive officer compensation plans which include any proposed merit increases, each executive officer’s personal and corporate objectives, proposed annual incentive award opportunities (expressed as a percentage of their base salary) and equity grant proposals, and are submitted to the Compensation Committee for review and consideration for approval. At the Compensation Committee meeting during which the executive officer compensation plans are reviewed, the CEO attends the initial session to present the proposed plans and to answer questions. Thereafter, the Compensation Committee meets without the CEO present to review, discuss and recommend for approval all executive officer compensation plans, subject to any modifications made by the Compensation Committee. The Compensation Committee then recommends such compensation packages to the independent members of the Board for approval.

Role Of The Compensation Committee

The Compensation Committee is charged with making all determinations regarding executive officer compensation subject to approval by the independent members of the Board. On an annual basis, the Compensation Committee evaluates the CEO’s performance in light of the goals and objectives established for measuring his or her performance at the beginning of the previous fiscal year. The results of this evaluation guide the Compensation Committee in setting the CEO’s salary, cash incentive award opportunity and equity compensation. The CEO does not participate in the Compensation Committee’s or Board’s deliberations regarding his or her compensation.

During 2020, the Compensation Committee of the Company met five (5) times.  In 2020, the Compensation Committee met regularly in executive session, without the presence of the CEO or any other Company executive officers, to review the relevant compensation matters.

In early 2020, the Company’s CEO met with the Compensation Committee to present the proposed compensation plans for each of the Company’s executive officers as well as the proposed incentive award opportunities under the Company’s Tier I Incentive Compensation Plan.   As a result of this and the Compensation Committee’s own deliberations, the Compensation

Committee took a number of actions in 2020. These included reviewing and recommending for approval by the independent members of the Board:

•	the annual compensation of the Company’s CEO for 2020;
•	the annual compensation for each of the Company’s other executive officers for 2020;
•	the Tier I Incentive Compensation Plan and cash incentive programs for non-executive officers 2020; and
•	the service-based and performance-based equity incentive awards and related performance targets for the Company’s executive officers for 2020.

In reviewing and setting the annual compensation for each executive officer, the Compensation Committee considered the amounts payable under each of the elements of their respective compensation plans, including base salary, annual cash incentive awards, equity grants and perquisites. The Compensation Committee took into consideration both the Company’s internal pay equity as well as the competitive environment within which the Company operates. In each instance, the Compensation Committee determined that the base salary and annual and long-term incentive award opportunities for the individual executive officers were at an acceptable level for 2020 and that the perquisites were appropriate for the related positions.

In late 2020, the Compensation Committee reviewed the Company’s annual and long-term incentive programs for 2020.  At that time, measures were again selected that were determined to be consistent with advancing the interests of the Company’s stockholders and aligning and supporting the Company’s business strategy.

Based on this review, in early 2021, the Compensation Committee met and took a number of actions. These included the review and recommendation for approval by the independent members of the Board of:

•	the annual compensation of the Company’s CEO for 2021;
•	the annual compensation for each of our other executive officers for 2021;
•	the Tier I Incentive Compensation Plan and Employee Profit Sharing Plan for 2021; and
•	the service-based and performance-based equity incentive awards and related performance targets for the Company’s executive officers for 2021.

Peer Companies

In order to meet its objective of maintaining competitive executive compensation packages, the Compensation Committee has engaged independent compensation consultants to advise on the development and evaluation of the Company’s compensation programs. For 2020 and 2021, the Compensation Committee engaged Compensia to provide peer group data and perform an assessment of compensation levels provided to executive officers.  In addition, the Compensation Committee obtains and evaluates market compensation information using third-party and internal resources. The Compensation Committee reviews data related to compensation levels and programs of other similar companies prior to making its decisions, but only considers such information in a general manner in order to obtain a better understanding of the current compensation practices within our industry.

In the Compensation Committee’s review of executive compensation for the 2020 fiscal year, the Compensation Committee considered publicly available market data from peer company proxy disclosures and industry compensation surveys for companies that typically include similarly sized semiconductor and semiconductor capital equipment or similar firms for each Company executive officer in a like or similar role.

In late 2019, for compensation decisions for the Company’s 2020 fiscal year, Compensia recommended and the Compensation Committee approved the Company’s compensation peer group which took into consideration the following factors:

•	Semiconductor capital equipment and other electronics and hardware technology companies;
•	Revenue between approximately 0.5x and 2x the Company’s revenue run-rate; and
•	Market cap between approximately 0.5x and 2x the Company’s market cap.

The Company’s compensation peer group for the 2020 review (which was used to make decisions regarding 2020 compensation) consisted of the following companies.

Companies Included In The Company’s Compensation Peer Group For 2020
Advanced Energy Industries Inc.	Inphi Corporation	Photronics, Inc.
Axcelis Technologies Inc.	Knowles Electronics, LLC.	Power Integrations, Inc.
Brooks Automation, Inc.	Lattice Semiconductor Corporation	Veeco Instruments, Inc.
Cabot Microelectronics Corporation	MACOM Technology Solutions Holdings, Inc.	Vishay Precision Group, Inc.
Cohu, Inc.	MaxLinear, Inc.	Xperi Corporation
FormFactor, Inc.	Novanta Inc.

The pay practices of the foregoing Company peer group were analyzed for base salary and annual and long-term incentives. Periodically, peer groups are used to evaluate other programs such as executive officer retirement, perquisites and severance policies. Our peer group data is supplemented by broader technology industry data from compensation surveys to further facilitate the evaluation of compensation levels and design. Compensation levels are generally developed at the low (25th percentile), middle (50th percentile) and high (75th percentile) end of the market for each pay element (base salary and short-term and long-term incentives) and for total compensation.

While the Compensation Committee considers market data for each pay element and in total, the Compensation Committee does not specifically target any particular market compensation level. Instead, the Compensation Committee uses its discretion in setting the compensation levels as appropriate.

Consistent with the foregoing approach, in late 2020, Compensia re-assessed the peer group based on the established criteria and recommended some minor adjustments to the companies included in the compensation peer group.  Compensia proposed the removal of Cabot Microelectronics Corporation (now CMC Materials Inc.), Vishay Precision Group, Inc. and Xperi Corporation and the addition of Ambarella International LP, Ichor Holdings Ltd., Rambus Incorporated and Ultra Clean Holdings, Inc.  The Compensation Committee reviewed these adjustments and approved the compensation peer group for the 2021 fiscal year, which consists of the following companies:

Companies Included In The Company’s Compensation Peer Group For 2021
Advanced Energy Industries Inc.	Ichor Holdings Ltd.	Novanta Inc.
Ambarella International LP	Inphi Corporation	Photronics, Inc.
Axcelis Technologies Inc.	Knowles Electronics, LLC	Power Integrations, Inc.
Brooks Automation, Inc.	Lattice Semiconductor Corporation	Rambus Incorporated
Cohu, Inc.	MACOM Technology Solutions Holdings, Inc.	Ultra Clean Holdings, Inc.
FormFactor, Inc.	MaxLinear, Inc.	Veeco Instruments, Inc.

ELEMENTS OF THE COMPANY’S 2020 AND 2021 COMPENSATION PLANS

Compensation Program Design

The Company’s executive officer compensation packages for the 2020 fiscal year were generally comprised of four parts, each intended to address different objectives: base salary, annual cash performance incentive awards, long-term incentives that generally are in the form of both performance-based stock units (“PSUs”) and service-vesting restricted stock units (“RSUs”), and limited perquisites. Executive officers are also entitled to participate in benefit programs available to all Company employees, such as the Onto Innovation Inc. 2020 Employee Stock Plan (“ESPP”), our 401(k) plan, including matching contributions, as well as health and welfare benefits. This design was adopted for executive officers by the Compensation Committee taking into consideration a number of parameters including the independent compensation consultant’s advice, comparable practices within the industry and the desire to achieve the goals underlying the compensation program. The Compensation Committee believes that as a result of this program the Company can attract, retain, and motivate employees and reward the achievement of strategic operational and financial goals, thereby enhancing stockholder value.  The Compensation Committee and Board further believe that each of the elements as well as the entire compensation package for Company executive officers is appropriate for the Company given its performance, industry, current challenges and environment.

In developing this program, the Compensation Committee considered the four primary components, individually and in the aggregate, to assess their competitiveness and effectiveness in achieving the desired intent of the compensation program.  The Compensation Committee chose these components because it believed that each supports the realization of one or more of the Company’s compensation objectives, and that together they would be effective in achieving the overall objectives. Additionally, these components are commonly used for executive officers at companies within the Company’s peer group and, therefore, the Compensation Committee found them to be appropriate in its talent retention strategy. The Compensation Committee’s determination varied for each executive officer depending on a number of factors, including but not limited to, the scope of his or her responsibilities, leadership skills and values, and individual performance. The Compensation Committee did not apply formulas or assign specific mathematical weights to any of these factors, but rather exercised its business judgment and discretion to make a subjective determination after considering all of these measures collectively.

For 2021, the compensation program provided to the Company’s executive officers retains the same structure and elements as the 2020 program based on the foregoing rationale.

Annually, the Compensation Committee will review the elements of the compensation package as well as the overall package afforded to the executive officers. At such time, the Compensation Committee, in its discretion, can recommend adjustments to the elements of the program to the independent members of the Board for review and approval. This review would typically be performed coincident with the evaluation of the individual executive officer’s performance in relation to their Tier I Incentive Compensation Plan goals, salary adjustment and equity grants, if any, as discussed below.

Based on the objectives discussed in the foregoing section, the Compensation Committee seeks to structure our equity and cash incentive compensation program to motivate executive officers to achieve the business goals set by the Company and reward the executive officers for achieving such goals, which we believe aligns the financial incentives of our executive officers with the interests of our stockholders. The Compensation Committee primarily uses salary, perquisites and other executive officer benefits as a means for providing base compensation to executive officers commensurate with their knowledge and experience and for fulfilling their basic job responsibilities.

In establishing these components of the executive officer compensation package, it is the Compensation Committee’s intention to set total executive officer compensation at a sufficient level to attract and retain a strong motivated leadership team, while remaining reasonable and in line with stockholder perception of overall fairness of executive officer compensation.

Base salaries serve as the foundation of the compensation programs detailed herein. The Compensation Committee derives other executive compensation elements, including annual cash incentives and long-term equity incentives by weighing them against base salary.  Base salary levels for executive officers of the Company are generally established at or near the start of each year. The Company’s annual cash incentive bonuses are administered through its Tier I Incentive Compensation Plan. The plan provides guidelines for the calculation of annual cash incentive-based compensation, subject to the Compensation Committee’s oversight and the Company’s and executive’s achievement of corporate and individual goals. Generally, at its first meeting each year, the Compensation Committee determines final bonuses for executive officers earned in the preceding year based on each individual’s performance and the performance of the Company through its audited financial statements, and also reviews the incentive program to be established for the current year and approves the group of executives eligible to participate in the Tier I Incentive Compensation Plan for that year.

All full-time and part-time employees, including the Company’s executive officers, are eligible participants in the 2020 Stock Plan. The Compensation Committee believes that through the Company’s broad-based equity compensation plan, the economic interests of all employees, including the executive officers, are more closely aligned with those of our stockholders. It is also believed that this approach will allow the Company to use equity as an incentive in a balanced manner that supports the recruitment and retention of top talent.

The Compensation Committee generally recommends for approval by the independent members of the Board the grant of equity awards at the first regularly scheduled meeting of the Board or upon completion of the Compensation Committee’s review and approval process. The Compensation Committee and the Board do not generally grant equity awards at other times during the year, other than in the case of a new hire, promotion or other exceptional circumstances.

Impact Of Performance On Compensation

The performance of the Company and of the executive officer has a direct impact on the compensation received by such executive officer from the Company. On an annual basis, the CEO reviews the performance and compensation for the Company’s executive officers to determine any potential salary adjustment for each individual. This assessment takes into consideration a number of factors, including the Company’s profitability; the performance of applicable business units; the executive officer’s individual performance and measurable contribution to the Company’s success; and pay levels of similar positions with comparable companies in the industry and within similar technology industries.

In addition, both Company and individual performance are assessed by the CEO when proposing to the Compensation Committee any annual cash incentive payout to the NEOs (other than the CEO) under the annual cash incentive component of their Tier I Incentive Compensation Plan. The Tier I Plan includes various incentive level opportunities based on the executive officer’s accountability and impact on Company operations, with target award opportunities that are established as a percentage of base salary. For our NEOs, 2020 and 2021 target annual cash bonus opportunities were set as follows:

	Target Annual Cash Incentive Percentage
Name	2021	2020
Michael P. Plisinski	100%	100%
Steven R. Roth	65%	65%
Rollin Kocher	60%	60%
Kevin Heidrich	50%	50%
Robert A. Koch	40%	40%

Under the annual cash incentive component of our Tier I Incentive Compensation Plan, payout is based upon achievement of corporate and personal objectives with no payout unless the Company meets the threshold level of at least one of the Board approved corporate financial targets established as part of the plan. Personal objectives are awarded only upon clear achievement of the associated goal. Failure to meet the personal objectives thereby has a negative impact on the ultimate bonus payout.

In addition to a review of the prior year’s objectives, the CEO and each executive officer also confer to propose to the Compensation Committee new individual performance targets for the executive officers (including the NEOs, other than the CEO) for the current year, which are combined with the corporate targets into an annual cash incentive opportunity proposal. The personal targets that are established are designed to result in additional incremental value to the Company if they are achieved. These personal performance targets in 2020 included goals related to additional corporate and/or business unit financial measures, operational measures and activities, transactional activities, and marketing initiatives, depending on the executive officer involved. The target level of the corporate component to the bonus goals was set based on the Company’s financial budget established by the Board at the beginning of the year. The determination of these goals is made annually to meet the changing nature of the Company’s business.

Upon completion of the prior year’s results and prior to implementation of the current year’s proposed Tier I Incentive Compensation Plan, the results for each participating executive officer are submitted to, and reviewed by, the Compensation Committee, which considers the CEO’s recommendations for executive officers other than the CEO and determines the final bonus earned by each executive officer based on Company and individual performance. The Compensation Committee then establishes the Company and individual metrics applicable to the current year’s Tier I Incentive Compensation Plan. Thereafter, the Compensation Committee’s recommendations are presented to the independent members of the Board for approval of the achieved incentive payment, if any, and of the new plan for the current year. If, during the year, there are changes to the Tier I Incentive Compensation Plan that are proposed, such changes are presented to the Compensation Committee for its consideration. The Compensation Committee may exercise discretion in relation to its recommendation to the independent members of the Board regarding an individual’s award under the Tier I Incentive Compensation Plan based upon its review.

An executive officer’s role, responsibilities, individual performance and contribution to the Company are factors considered in determining the size of any discretionary equity grant that may be recommended by the Compensation Committee to the independent members of the Board for approval as long-term incentive to the individual.

Based upon the foregoing, the compensation that an executive officer may realize in the course of a year can be impacted by the positive or negative performance of such individual as well as Company performance. We intend for an individual’s compensation under the Tier I Incentive Compensation Plan to be proportionate to the Company’s and his or her performance against established goals. Similarly, equity awards that are performance-based are intended to be proportionate to the Company’s performance under goals established for the Company. This review and evaluation are more subjective when applied to salary adjustments. In this case, an executive officer’s performance is evaluated by taking into consideration the executive officer’s contribution to the Company, the significance of the individual’s achievements in relation to the overall corporate goals and mission, and the executive officer’s effectiveness in his or her role within the Company and then weighed against the performance of other executive officers. Industry norms and reference to comparative company data are considered to the extent appropriate. Thus, there is no precise, objective formula that is applied in determining salary adjustments.

Compensation Plan Design And Decisions For 2020 And 2021

For 2020, the Compensation Committee conducted a review of the compensation program and determined that the 2020 Tier I Compensation Plan would retain the same basic elements as the prior year’s plan as these elements aligned the Company’s program with its current business strategy and included the pay for performance aspect of its executive compensation program.  Taking into account the Company’s 2019 financial performance and outlook for 2020, each executive officer’s performance and responsibilities, and current market compensation rates for each executive officer position, among other criteria, the Compensation Committee recommended, and the Board approved, the updated program and compensation plan structure for the executive officers in 2020 as detailed below.

For 2021, the Compensation Committee determined that the 2021 Tier I Compensation Plan would retain the basic elements reflected in the 2020 plan.  Considering the Company’s 2020 performance and the Company’s outlook for 2021, each executive officer’s performance and responsibilities, and current market compensation rates for each executive officer position, among other criteria, the Compensation Committee recommended, and the Board approved the program and compensation plan structure for our executive officers in 2021 also as detailed below.

Base Salary

The Company provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salaries for executive officers are established considering a number of factors, including the executive officer’s:

•	Individual performance;
•	Unique qualifications;
•	Role and responsibilities;
•	Measurable contribution to the Company’s profitability and success; and
•	The base salary levels of similar positions with comparable companies in the industry.

The Compensation Committee supports the compensation philosophy of moderation for elements such as base salary and perquisites and other executive officer benefits. As noted above, under “Impact of Performance on Compensation,” base salary decisions are made as part of the Company’s formal annual review process and are influenced by the performance of the Company and the individual.

Salary levels are considered annually as part of the performance review process as well as upon a promotion or other change in job responsibility. The Compensation Committee reviews and determines salaries after reviewing salary data supplied by the compensation consultant, including data regarding the peer comparison group, as well as consideration of the compensation for the executive officers on a company-wide basis, based on their relative duties and responsibilities and the recommendations of the CEO (other than with respect to his or her compensation) as it relates to the executive officers who report to the CEO. The Compensation Committee also considers comparisons of peer group compensation to peer group performance as provided by the independent compensation consultant. The Compensation Committee did not apply formulas or assign specific mathematical weights to any of these factors, but rather exercised its business judgment and discretion to make a subjective determination regarding each executive officer's base salary for 2020 and 2021, as applicable, after considering all of these measures collectively.

The CEO’s recommendations for salary adjustments (other than his or her own) are reviewed and modified as deemed appropriate by the Compensation Committee and presented to the independent members of the Board for approval.

Base Salary For 2020

For 2020, the Compensation Committee approved a 10% increase to the CEO’s base salary and increases ranging from 3% to 10% to the base salaries of each of our other NEOs.

Base Salary For 2021

For 2021, the Compensation Committee approved a 3% increase to the CEO’s base salary and increases of 3% to the base salaries of each of our other NEOs.

Annual Cash Incentive Compensation

The Compensation Committee views cash bonuses as part of its performance-based compensation program designed to align the recipient’s interests with the Company’s annual goals and objectives and its stockholders’ interests. An executive officer’s annual cash incentive award under the Tier I Compensation Plan generally depends on the financial performance of the Company relative to profit, revenue and other financial targets and the executive officer’s individual performance. The incentive opportunity is generally set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk. Executive officers reporting to the CEO, including all of our NEOs, participate in the Tier I Plan, which is designed to generate additional incentive for maximizing the employee’s performance in realizing the corporate strategic and financial goals and mission.  The Compensation Committee may, but is not required to, establish a Tier I Plan for any given year.

Upon completion of the year, the individual’s and the Company’s results with respect to the performance targets are then assessed and presented to the Compensation Committee. The Compensation Committee reviews the proposed payouts and suggests changes to the extent it deems such action necessary. Tier I Plan awards are paid out following completion of the annual audit by the Company’s independent registered public accounting firm. This generally occurs in the first quarter of each year.

Annual Cash Incentive Plan For 2020

For 2020, the Compensation Committee adopted an annual cash incentive plan as part of the Tier I Plan that is structured such that each NEO’s potential cash award was subject to the achievement of 2020 corporate financial objectives consistent with the Board approved annual operating plan for 2020.  These corporate financial objectives are established at levels in excess of the overall industry projections in order that the Company drive to outperform the industry.

The annual cash incentive portion of the Tier I Plan has up to three (3) components:  Corporate Goals, Business Unit Goals (if applicable) and personal performance goals.

•

The Corporate Goals of the Tier I Plan relate to corporate revenue and corporate non-GAAP operating income. The performance ranges for each metric included a payout level for threshold performance at 50% of target and an established target level to achieve the maximum payout by exceeding the corporate performance objectives for each of the corporate financial metrics. The cash bonus payout was contingent on meeting at least one of the 2020 corporate revenue or corporate non-GAAP operating income goals.  Should the Company not have reached the threshold level for either the 2020 corporate revenue or corporate non-GAAP operating income goal, then no payout under the plan would have been made to executive officers.

•

For those NEOs who were associated with a particular Company business unit or department, a portion of their cash bonus potential was allocated to business unit/department financial performance goals.  In 2020, these goals were the achievement of fiscal 2020 business unit revenue and non-GAAP operating income objectives (“Business Unit Goals”). Earning of the potential cash award apportioned to the Business Unit Goals began upon achieving 80% of the business unit revenue target and/or 70% of the business unit non-GAAP operating income target.

•

The final component of the Tier I Plan was the inclusion of personal performance goals that are specific to the individual NEO.  The NEO personal performance goals in 2020 included targets related to senior management planning, additional corporate financial measures, operational measures and activities, product development measures or marketing initiatives, depending on the executive officer involved.  Cash bonuses arising from the personal performance goals were drafted to be awarded on an “each or nothing” basis.

Provided that either of the Corporate Goal thresholds was met, the cash bonus potential of the Tier I Plan could be realized.  The annual cash incentive component of the Tier I Plan was designed and administered as follows:

•

Cash bonuses arising from the Corporate Goals and the Business Unit Goals are awarded starting at a 50% level at the respective goal threshold and increasing linearly up to the Tier I Plan target amounts.

•	If the Tier I Plan target is exceeded in either or both Corporate Goal categories, then the cash payout increases as follows:
◦	Corporate Revenue: From 100% to 120% of target, additional cash compensation is earned linearly up to 200% of this target.
◦	Non-GAAP Operating Income: From 100% to 130% of target, additional cash compensation is earned linearly up to 200% of this target.
•	Upon achieving either of the Corporate Goals, the Business Unit Goals, if applicable, and personal performance goals could be earned in full.
•	Additional cash payout is realized if either of the Business Unit Goals is exceeded, similar to the Corporate goal parameters above.

The following table reflects the structure of the annual cash incentive components of the Tier I Plan.

Tier I Incentive Compensation Plan - Annual Cash Incentive Provisions	2020
Payout if both financial metric thresholds are not reached	0%
Corporate revenue threshold	80% of corporate revenue target
Corporate non-GAAP operating income threshold	70% of corporate non-GAAP operating income target
Payout upon attaining corporate financial metrics' threshold levels	50%
Payout upon attaining corporate financial metrics' target goals	100%
Payout upon attaining corporate financial metrics' maximum goals	200%
Corporate revenue metric upside performance range	100%-120% of corporate revenue target
Corporate non-GAAP operating income metric upside performance range	100%-130% of corporate non-GAAP operating income target
Business unit/department goal payout	Variable
Personal goal payout	Fixed

Actual amounts paid to the NEOs under their respective annual cash incentive plans are reported below in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Annual Cash Incentive Plan For 2021

For 2021, the Compensation Committee has adopted the same Tier I Plan structure as implemented in 2020 and described above.  Corporate and business unit financial goals were established consistent with the Board approved annual operating plan for 2021.  In addition, personal performance goals specific to the individual NEO have been included for 2021 which include targets related to additional corporate financial measures, operational measures and activities, quality, product development measures or marketing initiatives and personnel development depending on the executive officer involved.

Long-Term Equity Incentive Plan

Our equity compensation plans are an essential tool to link the long-term interests of the Company’s stockholders and our employees, particularly our executive officers, and serve to motivate executive officers to make decisions that will, in the long run, optimize returns to our stockholders. Equity compensation plans also enable us to provide an opportunity for increased equity ownership by executive officers, thereby increasing the link between the incentives of our executive officers and the interests of our stockholders and maintain competitive levels of total compensation.

Employees and members of management, including the Company’s NEOs, generally receive annual equity grants issued under the Company’s 2020 Stock Plan at or about the time of their performance reviews each year. The Company’s long-term incentive compensation program seeks to align the executive officers’ interests with the Company’s stockholders by rewarding successes in stockholder returns. Additionally, the Compensation Committee desires to foster an ownership mentality among executive officers by providing stock-based incentives as a portion of compensation.

For the Company’s long-term incentive compensation program, the Compensation Committee grants performance-based and service-based RSUs.

The number of Grants awarded to each executive officer is initially determined on a discretionary rather than formula basis by the Compensation Committee.

Long-Term Equity Incentive Program For 2020

The long-term equity incentive component of the Tier I Plan is divided between PSU grants and service-based RSU grants.  The Compensation Committee determined for 2020 that the portion of our NEOs’ long-term incentive awards granted in the form of PSUs and service-vesting RSUs shall be split at 50% each.

In 2020, the Compensation Committee granted equity awards to our NEOs with the dollar value allocated to each NEO.  The structure of the long-term equity incentive component was determined by the CEO (except in connection with his own grants) and the Compensation Committee through the consideration of a number of subjective factors, including the executive officer’s position and responsibilities at the Company, the executive officer’s individual performance, the number of grants held (if any) and other factors that they may deem relevant. The 2020 performance-based long-term equity incentive of our NEO compensation program is based on the metric of TSR.  The following parameters are included in the design of the long-term equity incentive program in 2020:

Performance-Based Stock Units: For 2020, fifty percent (50%) of each NEO’s equity grant is comprised of PSUs. The relative TSR plan design includes the following features:

•

Fifty percent (50%) of the PSU grant will be assessed at each of two (2) performance periods; at two years and at three years from the grant date (2020 through 2022 and 2023, for awards granted in early 2020).

•	Performance will be assessed using TSR, which measures growth in stock price, plus any dividends paid, during the performance period.
•	TSR performance will be compared to the Philadelphia Semiconductor Index (SOX).
•	The performance and standards to earn the PSU equity awards in 2020 are as follows:

TSR Performance Relative to Peers	PSUs Earned as % of Target
Below 25th Percentile	0%
25th Percentile	50%
55th Percentile	100%
80th Percentile and above	200%
•	The PSU award payout will be calculated on a straight-line basis between the 25th & 55th and the 55th & 80th percentile levels referenced above.
•	A negative TSR cap has been instituted which limits any PSUs earned to target level if the Company’s TSR is negative over the performance period and our TSR ranks above the target performance level.
•	Earned PSUs are not subject to additional service-based vesting conditions.

Service-Vesting Restricted Stock Units: For 2020, fifty percent (50%) of each NEO’s equity grant is comprised of service-based RSUs.  The time required for the RSUs to fully vest is three (3) years from the date of grant.  As a result, each service-based RSU award is subject solely to service-based vesting in equal annual increments over the three (3) year vesting period.

The following table reflects the long-term equity incentive components of the Tier I Plan.

Tier I Incentive Compensation Plan - Long-Term Equity Incentive Provisions	2020
Performance-based / Service-based grant breakout	50%-50%
Service-based grant vesting period	33.3% annually over 3 years
Performance-based grant evaluation period	50% of grant at 2 and 3 years
Performance-based grant metric(s)	TSR
Performance-based grant vesting period	100% upon earning
Performance threshold for earning grant	25th TSR percentile
Percent of grant earned at threshold	50%
Measure at which 100% of grant is earned	55th TSR percentile
Maximum grant upside	200%
Measure at which maximum upside of grant is earned	80th TSR percentile

Actual number of PSUs and RSUs granted to the NEOs in 2020 and the related value are reported below in the Grants Of Plan-Based Awards In 2020 table.

Long-Term Equity Incentive Program For 2021

For 2021, the Compensation Committee has adopted the same structure for the long-term equity incentive component for the Tier I Plan as outlined above.  No changes were effectuated in the PSU grant/service-based RSU grant split, earning thresholds or TSR comparison group from what was implemented in 2020.  With regard to the PSU grant, fifty percent (50%) of the PSU grant performance will be assessed at each of two (2) performance periods; at two years and at three years from the grant date (2021 through 2023 and 2024, for awards granted in early 2021).

Personal Benefits And Perquisites

Benefits

All employees of the Company, including its executive officers, are eligible to participate in the following benefit plans and programs (“Benefit Package”):

•	Health and dental insurance;
•	Elective vision care program;
•	Life insurance and accidental death and dismemberment coverage;
•	401(k) plan;
•	Short- and long-term disability insurance with supplemental income continuation;
•	Health care and dependent care flexible spending account programs;
•	Employee assistance program (EAP);
•	Employee stock purchase plan;
•	Employee referral bonus program;
•	IP recognition awards; and
•	Length of service awards.

The Company, in its discretion, may offer to reimburse the expenses that an employee incurs as a result of the Company requiring the individual to relocate their primary residence for employment purposes.  The Compensation Committee believes that these benefits are consistent with industry practice and are important in recruiting and retaining qualified employees.

Perquisites

The Compensation Committee reviewed the perquisites offered by both Nanometrics and Rudolph prior to the 2019 Merger and determined that executive officer perquisites would be limited to Company-paid tax preparation services and Company-paid membership in one (1) airline executive club.  The Compensation Committee believes that these benefits are reasonable and consistent with the Company’s overall compensation program and enable the Company to attract and retain superior employees for key positions.

The foregoing perquisites are determined and evaluated annually as part of the compensation review.

Executive Officer Perquisites For 2020

Consistent with the Compensation Committee’s determination prior to the 2019 Merger, in 2020, each of the NEOs were provided with perquisites limited to tax preparation fee payment and an airline club membership.

Executive Officer Perquisites For 2021

As of the date of this proxy statement, the Compensation Committee has not approved any new or additional perquisites to provide to the NEOs in 2021.

Retirement Provision For Equity Awards

As part of its review of the overall compensation program for all Company employees, including the NEOs, the Compensation Committee determined that the implementation of a retirement provision related to equity awards would continue to incentivize individuals as they near the end of their employment with the Company.  The alternative under the 2020 Stock Plan is that upon retirement of an employee any equity grants that had not vested would be forfeited. Thus, any incentive realized through the service-vesting schedule for Company equity grants was diminished. As a result, the Compensation Committee assessed retirement provision alternatives and recommended to the Board, and the Board approved, the following retirement provision:

•

An employee is “retirement eligible” if they achieve a combination of age plus years of service with the Company totaling 70, with a base minimum age of 58 years old and a minimum service requirement of five years.

•

Retirement under the provision then would occur when an employee has become retirement eligible and has formally notified the Company of his/her intention to retire from the employ of the Company on a date certain and does so retire or as otherwise approved by the Compensation Committee.

•	Upon such retirement by the employee, any equity awards granted by the Company shall vest based on:
◦	The vesting schedule established for service-based equity awards; or
◦	The actual performance results for performance-based equity awards.

Employee Stock Purchase Plan

The Company (as successor to Nanometrics) has maintained an Employee Stock Purchase Plan since 1986. The Company’s 2020 Employee Stock Purchase Plan was approved by stockholders in 2020 and is currently administered by the Compensation Committee.

Under the terms of our current Employee Stock Purchase Plan, eligible employees may elect to have up to fifteen percent (15%) of eligible compensation deducted from their base salary and applied to the purchase of shares of Company Common Stock. The price the employee pays for each share of stock is eighty-five percent (85%) of the fair market value of the Company Common Stock at the end of the applicable six-month purchase period. The Employee Stock Purchase Plan qualifies as a non-compensatory plan under Code Section 423.

The Company does not offer a non-qualified deferred compensation plan.

CORPORATE AND GOVERNANCE POLICIES

Employment And Change-In-Control Agreements

While the Company utilizes employment agreements on a limited basis, we currently maintain employment agreements or arrangements with each of our NEOs.

In 2000, Rudolph entered into a management agreement with Mr. Roth, effective as of July 24, 2000, which was assumed by the Company in connection with the 2019 Merger. Mr. Roth previously had employment agreements with Rudolph when it was a private entity, and, at the time of Rudolph’s initial public offering, his agreement was redrafted to reflect terms believed to be appropriate for such officer’s service in his capacity with a publicly held corporation.

Upon the appointment of Mr. Plisinski to the position of CEO of Rudolph, he entered into a new employment agreement with Rudolph, which was assumed by the Company in connection with the 2019 Merger.  This agreement superseded the executive officer employment agreement that Mr. Plisinski had entered into with August Technology Corporation which was assumed by Rudolph upon its merger with August Technology in 2006.

Mr. Plisinski’s employment agreement provides for a term of two (2) years with automatic renewals for additional two-year terms and Mr. Roth’s agreement provides for a term of one (1) year with automatic renewals for additional one-year terms unless the Company or the applicable executive officer delivers a notice of non-renewal to the other party. Mr. Plisinski’s agreement prohibits him from competing with the Company in any way or soliciting its employees during his term of employment and for two (2) years after termination of his employment.  Mr. Roth’s agreement prohibits him from competing with the Company in any way or soliciting its employees during his term of employment and for one (1) year after termination of his employment.

Certain of our executive officers are also entitled to payments upon a qualifying termination of employment following a Change-in-Control event. The Compensation Committee believes that providing severance in a Change-in-Control situation is beneficial to stockholders so that executive officers may remain objectively neutral when evaluating a transaction that may be beneficial to stockholders yet could negatively impact the continued employment of the executive officer.

The Nanometrics Compensation Committee authorized Nanometrics to enter into a Change-in-Control Agreement with Mr. Heidrich in May 2015 and with Mr. Kocher in November 2016.  Further, Mr. Plisinski’s and Mr. Roth’s employment agreements also contain Change-in-Control terms. Rudolph entered into a Change-in-Control Agreement with Mr. Koch in August 2009.

See “Potential Payments Upon Termination of Employment or Change-in-Control” below for a description of these arrangements and potential payments that the NEOs would have been entitled to receive upon applicable hypothetical termination scenarios as of December 31, 2020.

Other Elements Of Post-Termination Compensation

The Company does not have a practice of providing retirement benefits, including any supplemental executive officer retirement plans (SERP), to its executive officers, other than through its 401(k) plan and the retirement provision for equity grants awarded by the Company. The Company retains the discretion to utilize the offer of severance and/or change-in-control protection as an incentive in its hiring and retention of executive officers.

Non-Solicitation And Non-Competition Policy

The Company maintains a policy of entering into an agreement with each of its new executive officers, which contains both non-solicitation and non-competition provisions. The non-solicitation provisions apply for one (1) year after termination of the individual’s employment while the non-competition provisions are in effect during the individual’s employment and generally for one (1) year thereafter, except for Mr. Plisinski, whose non-solicitation and non-competition provisions are in place during and extend for two (2) years after the end of, his employment with the Company. Each of the Company’s executive officers had previously entered into these covenants on the foregoing terms with either Nanometrics or Rudolph and these agreements were assumed by the Company in connection with the 2019 Merger. In all cases, these covenants have been implemented to protect the confidential information, goodwill and other assets of the Company. For those individuals with employment agreements, should a breach of the non-solicitation or non-competition terms of their agreements occur, this could give rise to the Company declaring a breach under the agreement and terminating all severance payments thereunder.

General Termination Benefits

Upon termination of an executive officer’s employment with the Company, the individual is entitled to receive his or her base salary earned through the termination date, along with a payout for all accrued but unused vacation time earned though such date. Thereafter, further cash compensation to the executive officers is discontinued, except to the extent that severance or change-in-control payments are required to be made in accordance with individual or Company severance protection arrangements.  Certain executive officers with the Company who have entered into employment agreements are entitled to elect to continue group health or other group benefits as allowed by COBRA with continued Company co-payments for agreed post-termination periods. The Company retains the right to offer severance and/or payment of COBRA benefits to any individual who is terminated from the Company at its discretion.

Stock Ownership/Retention Guidelines

The Company has established guidelines related to stock ownership and retention for its executive officers and its outside directors to further align the interest of the executive officers and non-employee directors with the interests of stockholders, to have a stake in the long-term financial future of the Company and to further promote the Company’s commitment to sound corporate governance while allowing them to prudently manage their personal financial affairs.

To that end, the Board established the Company’s stock ownership policy such that the stock ownership and retention levels currently in effect are the following:

Company Role	Company Common Stock Holding Requirement	Effective Date
Non-Employee Directors	3x value of the annual Board retainer	Within 5 years of initial election to Board
CEO	3x value of CEO’s base annual salary	Within 5 years of hire/promotion
Executive Officers Subject to Section 16 Reporting Requirements	1x value of executive officer’s base annual salary	Within 5 years of hire/promotion

In assessing compliance with the foregoing guidelines, the Company takes into consideration only the ownership of Common Stock in the Company. As a result, unearned PSUs, unvested service-based RSUs and vested or unvested stock options do not qualify as shares for purposes of compliance with the Company’s stock ownership and retention guidelines.

Participants are expected to achieve their ownership guideline target within five (5) years of becoming subject to the policy. Existing participants were subject to this policy as of the date of the policy and any new participants will be subject to the policy on their hire, promotion, election or appointment date, as applicable.

Compliance with the Company’s stock ownership and retention guidelines is reviewed annually by the Compensation Committee. At their last review on January 25, 2021, the Compensation Committee determined that all executive officers and directors who were with the Company and acting in their executive officer/director capacities for periods in excess of one (1) year were in compliance with the ownership requirements. Should any individual in the future not own the minimum number of required shares after notice by the Compensation Committee, additional action, including possible removal from the executive officer role or a determination to not nominate the director for election, would be considered by the Board.

The Compensation Committee has scheduled its review of the Company’s stock ownership and retention guidelines for its January 2022 meeting and at this annual review will evaluate the appropriateness of the foregoing stock ownership levels for 2022 based in part on the average closing price of a share of the Company’s stock during the thirty (30) consecutive trading days ending on and including the last day of the most recently completed fiscal year, as well as other considerations such as market conditions and comparable practices within the industry.

Prohibition On Hedging And Pledging Of Company Stock

In order to ensure that our executive officers, including our NEOs, and our directors bear the full risk of the Company’s stock ownership, our insider trading policy prohibits directors and executive officers of the Company from engaging in hedging transactions related to our Common Stock. Additionally, under the Company’s anti-pledging policy, non-employee directors and executive officers are prohibited from making any new pledges of Company securities as collateral for a loan, or otherwise making a new transfer of Company securities to a margin account, provided that non-employee directors may pledge their securities when obligated to do so to realize the consummation of potential mergers, acquisitions and similar transactions with which the Company may be involved from time to time.

Adjustments Or Recovery Of Prior Compensation

The Company adopted a policy which provides for the recovery or adjustment of amounts previously awarded or paid to a NEO in the event that financial results or other performance measures on which an award or payment was determined are materially restated or adjusted. In addition, if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirements as a result of misconduct, the Sarbanes-Oxley Act of 2002 requires the CEO and CFO to disgorge:

•

Any bonus or other incentive-based or equity-based compensation received from the Company during the 12-month period following the first public issuance of the non-compliant financial reporting document; and

•	Any profits realized from the sale of Company stock during that 12-month period.

In addition, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the SEC to direct the national securities exchanges to prohibit the listing of any security of an issuer that does not develop and implement a clawback policy. The SEC has not finalized its rules related to these clawback policies. Once the final rules are in place, the Company will adjust its policy, as necessary, to comply with SEC regulations.

Compensation Program Risk Assessment

As part of the engagement with the Compensation Committee’s compensation consultant, in association with the development of and advice concerning our executive officer compensation program and practices, Compensia takes into consideration whether possible compensation design features may have the potential to incentivize the NEOs to take risks that are reasonably likely to have a material adverse effect on the Company.  As part of the Compensation Committee’s compensation risk assessment, potential risks and risk mitigating features are addressed in the following areas: compensation philosophy and pay mix; performance measures used in incentive plans; goal setting and payout leverage and caps; calculation and verification of performance outcomes for incentive payments; and other features.  Based on this framework and the input from Compensia, the Compensation Committee evaluated our current compensation policies, practices and programs and believes they do not create risks that are reasonably likely to have a material adverse effect on the Company.

IRS Limits On Deductibility Of Compensation

Prior to the 2018 tax year, Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), limited the tax deductibility of annual compensation paid to any publicly held corporation’s CEO and three other highest compensated officers excluding the CFO, to the extent that the officer’s compensation (other than qualified performance-based compensation) exceeded $1 million.  Although the Compensation Committee considers deductibility issues when approving executive officer compensation elements, the Compensation Committee believes that the other compensation objectives, such as attracting, retaining and providing appropriate incentives to executive officers, are important and can supersede the goal of maintaining deductibility. Consequently, the Compensation Committee generally makes compensation decisions without regard to deductibility, as the Compensation Committee believes it has appropriately structured its compensation programs to provide incentives to our executive officers to increase Company return and stockholder value.  Subsequent changes in the tax laws eliminated the “performance-based” exception, and the limitation on deductibility was expanded to include all named executive officers. As a result, the Company does not deduct compensation paid to our NEOs in excess of $1 million.

CONCLUSION

In reviewing its compensation programs, the Company has concluded that each element of compensation as well as the total compensation opportunities for its NEOs and its other executive officers are reasonable, appropriate and in the interests of the Company and its stockholders. The Company believes that this compensation program appropriately satisfies the Company’s goals of establishing a compensation package that attracts and retains a strong motivated leadership team, aligns the financial incentives of the executive officers with the interests of the stockholders, and rewards the achievement of specific annual, long-term and strategic goals of the Company. The Company believes that the compensation program which has been established and is reflected herein has enabled it to recruit and secure a talented and motivated leadership team by which the Company drives toward the ultimate objective of improving stockholder value.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

We, the Compensation Committee of the Board, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) within the Executive Officer Compensation section of this proxy statement with the management of the Company. Based on such review and discussions, we have recommended to the Board that the CD&A be included as part of this proxy statement.

THE COMPENSATION COMMITTEE Edward J. Brown, Jr. (Chairman) Jeffrey A. Aukerman David B. Miller

Summary Compensation Table

The following table summarizes the compensation earned by our NEOs in the fiscal years noted.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael P. Plisinski (4) Chief Executive Officer	2020	$592,089	—	$2,672,777	$489,408	$9,414	$3,763,688
	2019	$83,192	—	—	$540,750	$1,752,211	$2,376,153
Steven R. Roth (5) Senior Vice President, Finance & Administration and Chief Financial Officer	2020	$400,975	—	$545,698	$215,489	$9,414	$1,171,576
	2019	$55,953	—	—	$218,216	$606,995	$881,164
Rollin Kocher Senior Vice President, Field Operations	2020	$330,327	—	$584,664	$171,793	$2,841	$1,089,625
	2019	$324,712	—	$492,022	$162,500	$5,000	$984,234
	2018	$309,615	—	$630,085	$357,120	$8,641	$1,305,461
Kevin Heidrich (6) Senior Vice President, Marketing & Corporate Development Leadership	2020	$305,173	—	$334,082	$127,583	$2,631	$769,468
	2019	$299,615	—	$292,872	$125,000	$3,800	$721,287
Robert A. Koch Vice President & General Counsel	2020	$312,224	—	$278,416	$108,544	$8,102	$707,286

(1)

Amounts reflect the grant date fair value for each share-based compensation award granted to the executive officer during the covered year, calculated in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of awards are set forth in Note 2 to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC on February 19, 2021. For 2020, the amount reported for each NEO includes the grant date fair value attributable to the 2020 awards of (i) time-based RSUs and (ii) PSUs, assuming that the performance conditions were satisfied at target at the time of grant. The grant date fair value attributable to the 2020 PSUs assuming maximum performance achievement is as follows: Mr. Plisinski, $2,945,505; Mr. Roth, $601,389; Mr. Kocher, $644,332; Mr. Heidrich, $368,176; and Mr. Koch, $306,829. The actual amounts earned will be determined following the end of the two (2) year performance period (February 7, 2020 – February 7, 2022) and the three (3) year performance period (February 7, 2020 – February 7, 2023).

(2)

Reflects the amounts for a given year represent the amount earned in respect of that year under the Company’s annual cash performance incentive plan, as applicable, notwithstanding the year in which it was paid.  See “Compensation Discussion and Analysis – Annual Cash Incentive Compensation” for further information.

(3)

Refer to the All Other Compensation table for more detailed information about the 2020 compensation reported in this column.  2019 amounts for Mr. Plisinski and Mr. Roth reflect the value of equity awards that vested upon the change in control on the Merger Date.

(4)

The total compensation earned by Mr. Plisinski during 2019 while serving as Rudolph’s CEO, when added to the amount reported in the Summary Compensation Table, results in total compensation for the full calendar year of $3,391,035. This adjustment included (i) increasing his salary ($455,741), (ii) including the grant date fair value of a time-based equity award Mr. Plisinski received for Rudolph prior to the 2019 Merger ($550,021), (iii) including 401(k) matching contributions earned prior to the 2019 Merger ($8,400) and including insurance coverage paid by Rudolph prior to the 2019 Merger ($720).

(5)

The total compensation earned by Mr. Roth during 2019 while serving as Rudolph’s CFO, when added to the amount reported in the Summary Compensation Table, results in total compensation for the full calendar year of $1,391,819. This adjustment included (i) increasing his salary ($306,518), (ii) including the grant date fair value of a time-based equity award Mr. Roth received for Rudolph prior to the 2019 Merger ($195,017), (iii) including 401(k) matching contributions earned prior to the 2019 Merger ($8,400) and including insurance coverage paid by Rudolph prior to the 2019 Merger ($720).

(6)	Although employed by Nanometrics prior to 2019, Mr. Heidrich was not an NEO prior to 2019.

All Other Compensation

Name	Year	Matching Contribution to 401(k) ($)	Insurance ($)(1)	Perquisites and Other Personal Benefits ($)(2)	Severance Compensation ($)	Total ($)
Michael P. Plisinski	2020	$8,550	$864	—	—	$9,414
Steven R. Roth	2020	$8,550	$864	—	—	$9,414
Rollin Kocher	2020	$1,703	$1,138	—	—	$2,841
Kevin Heidrich	2020	$1,579	$1,058	—	—	$2,631
Robert A. Koch	2020	$7,238	$864	—	—	$8,102

(1)

Insurance is the premium associated with coverage under the group term life insurance and accidental death and dismemberment insurance plans. Coverage is equal to the lesser of two (2) times salary or $450,000 for former Rudolph employees. Coverage is equal to the lesser of two (2) times salary or $1,000,000 for former Nanometrics employees.

(2)	Value of aggregate perquisites and benefits for each NEO is less than $10,000, and therefore, perquisites for these individuals are not required to be disclosed in accordance with SEC rules.

Grants Of Plan-Based Awards In 2020

The following table sets forth information with respect to non-equity and equity incentive plan awards that were granted during 2020 to the NEOs. No stock option awards were granted to any NEO in 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			All Other Stock Awards: Number of	Grant Date Fair Value
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Shares of Stocks or Units (#) (3)	of Stock and Option Awards ($)
Michael P. Plisinski	2/7/2020	$105,058	$600,332	$1,200,664
	2/7/2020				15,605	31,209	62,418		$1,472,753
	2/7/2020							31,210	$1,200,024
Steven R. Roth	2/7/2020	$46,258	$264,330	$528,661
	2/7/2020				3,186	6,372	12,744		$300,695
	2/7/2020							6,372	$245,003
Rollin Kocher	2/7/2020	$35,569	$203,250	$406,500
	2/7/2020				3,414	6,827	13,654		$322,166
	2/7/2020							6,827	$262,498
Kevin Heidrich	2/7/2020	$27,388	$156,500	$313,000
	2/7/2020				1,951	3,901	7,802		$184,088
	2/7/2020							3,901	$149,994
Robert A. Koch	2/7/2020	$21,954	$125,452	$250,903
	2/7/2020				1,626	3,251	6,502		$153,415
	2/7/2020							3,251	$125,001

(3)

The amounts reported in these columns represent the annual cash incentive opportunities under the Company’s Tier I Incentive Compensation Plan for each of our NEOs for the 2020 performance period. The metrics against which performance was measured under this plan, as well as other details regarding the plan, are discussed above in the Compensation Discussion and Analysis under “Annual Cash Incentive Compensation.” The amounts actually earned by our NEOs under the plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(4)

The amounts reported in these columns represent the award opportunities under the Company’s PSU program. The metrics against which performance was measured under this program, as well as other details regarding the plan, are discussed above in the Compensation Discussion and Analysis under the heading “Long-Term Equity Incentive Plan.” The performance periods for these awards is two years and three years with the final determinations of the award ultimately earned being made in 2022 and 2023.

(5)

The amounts reported in this column represent the awards of RSUs which are subject to service-based vesting conditions, as discussed above in the Compensation Discussion and Analysis under the heading “Long-Term Equity Incentive Plan.” These RSUs vest in 33.3% increments on each of the first three (3) anniversaries of the grant date.

Outstanding Equity Awards At 2020 Year-End

The following table sets forth information with respect to outstanding equity awards held by the NEOs as of December 26, 2020. No stock option awards were outstanding as of December 26, 2020.

	Stock Awards
Name	Grant Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)
Michael P. Plisinski	1/27/2016	8,506	$408,458
	2/8/2018	6,156	$295,611
	2/6/2019	13,123	$630,166
	2/7/2020	31,210	$1,498,704	31,209	$1,498,656
Steven R. Roth	1/27/2016	2,616	$125,620
	2/8/2018	2,182	$104,780
	2/6/2019	4,653	$223,437
	2/7/2020	6,372	$305,983	6,372	$305,983
Rollin Kocher	2/23/2018	8,079	$387,954
	3/11/2019	11,318	$543,490
	2/7/2020	6,827	$327,833	6,827	$327,833
Kevin Heidrich	2/23/2018	4,201	$201,732
	3/11/2019	6,737	$323,511
	2/7/2020	3,901	$187,326	3,901	$187,326
Robert A. Koch	1/27/2016	2,681	$128,742
	2/8/2018	2,047	$98,297
	2/6/2019	3,276	$157,314
	2/7/2020	3,251	$156,113	3,251	$156,113

(1)	For better understanding of this table, we have included an additional column showing the grant date of each stock award.
(2)

Amount includes (i) service-based RSU awards and (ii) PSU awards that have been earned and remain subject to service-based vesting requirements. PSUs and RSUs vest in accordance with the schedule below:

Grant Date	Grant Type	Vesting
1/27/2016	Service-based RSU	1/5th per year on the anniversary of the grant date
1/27/2016	Earned PSU	1/5th on February 16, 2017 and 1/5th per year on the anniversary of the grant date
2/8/2018 to 2/7/2020	Service-based RSU	1/3rd per year on the anniversary of the grant date

(3)	Based on the Company’s common stock closing price of $48.02 per share on December 26, 2020.
(4)

PSUs granted in 2020 are reported in this table at target. The actual number of PSUs earned will be determined based on performance achievement measured over a two (2) two and three (3) year performance period, and any earned PSUs will vest on February 7, 2022 and February 7, 2023, respectively.

Stock Vested In 2020

The following table sets forth information with respect to the value realized by the NEOs upon vesting of PSUs and RSUs during 2020, and such values reflect the total pre-tax value realized by each NEO.  There were no stock option exercises by any of the NEOs during 2020.

	Stock Awards
	Number of	Value
	Shares Acquired	Realized on
Name	on Vesting (#)	Vesting ($)(1)
Michael P. Plisinski	34,527	$1,363,796
Steven R. Roth	11,760	$464,529
Rollin Kocher	18,972	$655,312
Kevin Heidrich	10,840	$373,427
Robert A. Koch	6,161	$242,754
(1)	The aggregate dollar amount realized is based on the fair market value of the shares upon vesting.

Pension And Nonqualified Deferred Compensation

The Company does not have a defined benefit pension program, nor does it offer non-qualified deferred compensation.

Potential Payments Upon Termination Of Employment Or Change-In-Control

This section (including the following tables) summarizes each NEO’s estimated payments and other benefits that would be received by the NEO or the NEO’s estate if his or her employment had terminated on December 26, 2020, under the hypothetical circumstances set forth below.

Each of our NEOs would be entitled to certain termination payments upon his or her death or Disability, his or her involuntary termination without Cause, or his or her voluntary termination with Good Reason as described below.  Although the definitions of each of these terms is specific to the NEO’s employment agreement or change-in-control agreement with the Company, the terms generally have the following meanings:

•	“Disability” generally means that the executive officer, due to physical or mental impairment, is unable to perform his or her duties to the Company for a specified period of time.
•

“Cause” generally means that the executive officer engaged in a crime, willful gross misconduct or other serious act involving moral turpitude; materially breached an agreement between him or her and the Company; or otherwise materially breached his or her obligations to the Company.

•

A voluntary termination for “Good Reason” generally means, depending on the particular executive officer’s agreement, that the executive officer’s duties, responsibilities or status with the Company or its successor are materially reduced; his or her primary place of work is moved to a location outside a predetermined radius; in particular cases, certain reduction in compensation; or the Company materially breaches the terms of his or her agreement with the Company or any successor fails to assume the executive officer’s change-in-control agreement.

NEO Employment Agreements

Mr. Plisinski

Mr. Plisinski’s employment agreement provides for the following:

•

In the event of any termination of Mr. Plisinski’s employment, he is entitled to payment of all base salary due and owing through the termination date and an amount equal to all earned but unused vacation through the termination date.

•	In the event Mr. Plisinski’s employment is terminated due to his death, his estate would be entitled to:
◦	Payment of his then-current base salary as if his employment had continued for three (3) months following his death;
◦

Continued co-payment for a period of six (6) months following his death of amounts due under COBRA for continuation of Company’s group health and other group benefits for his covered dependents, if the covered dependents so elect;

◦

Payment of his annual incentive cash bonus based on actual performance achievement, prorated for the time employed preceding his death, to be paid out with the Company’s annual incentive plan payouts; and

◦

Immediate vesting of stock options and SARs, and immediate vesting of RSU awards granted after his appointment as CEO which by their terms would vest within twelve (12) months after death and, if a performance award, based on actual performance achievement for such performance period completed within twelve (12) months after death.

•	In the event Mr. Plisinski’s employment is terminated due to his Disability, he would be entitled to:
◦	Payment of his then-current base salary through the end of the month of such termination;
◦

Continued co-payment for a maximum period of six (6) months following his Disability of amounts due under COBRA for continuation of Company’s group health and other group benefits, if he or his covered dependents, as appropriate, so elects;

◦

Payment of his annual incentive cash bonus based on actual performance achievement, prorated for the time employed preceding his termination, to be paid out with the Company’s annual incentive plan payouts; and

◦

Immediate vesting of stock options and SARs, and immediate vesting of RSU awards granted after his appointment as CEO which by their terms would vest within twelve (12) months after termination for disability and, if a performance award, based on actual performance achievement for such performance period completed within twelve (12) months after termination.

•	In the event Mr. Plisinski’s employment is terminated by the Company without Cause or Mr. Plisinski terminates his employment for Good Reason, he would be entitled to:
◦	Payment of two (2) times his then-current base salary for a period of twenty-four (24) months;
◦	Continued co-payment for a period of up to eighteen (18) months of amounts due under COBRA for continuation of Company’s group health and other group benefits, if he so elects; and
◦	Vesting of any equity incentive awards outstanding as of the termination date that, by their terms:
(1)

represent either unvested shares which were earned based on a completed performance period under a performance-based award granted on or after the employment agreement effective date and which as of the termination date are then subject to time-based vesting only, or shares under such an equity incentive award granted on or after the employment agreement effective date which will be earned under a performance-based award based on actual achievement under a performance period which has been completed on or prior to the termination date but as to which performance period the actual number of shares earned against the award performance goals has not yet been determined by the Company; and

(2)	would have become vested based solely on the passage of time within the twelve (12) month period immediately following the termination date had Mr. Plisinski continued in employment with the Company.

•

If, within eighteen (18) months following the occurrence of a Change-in-Control[1], Mr. Plisinski’s employment is terminated for any reason other than for Cause or Mr. Plisinski terminates his employment for Good Reason, he would be entitled to:

◦	Payment of two (2) times the sum of his then-current base salary and target annual cash bonus for a period of twenty-four (24) months;
◦	Continued co-payment by Company for a period of up to eighteen (18) months of amounts due under COBRA for continuation of Company’s group health and other group benefits, if he so elects; and
◦	Immediate vesting of all unvested stock options, SARs and all unvested and outstanding performance-based (at target) and service-based RSUs and other equity awards.

◦

To the extent that change-in-control termination payments made to Mr. Plisinski under his agreement are subject to the excise tax imposed by Section 4999 of the IRC, Mr. Plisinski would either have to pay the excise tax or have his benefits reduced so that no portion of his termination payments were subject to the excise tax.

◦

In order to receive these termination or change-in-control termination payments, Mr. Plisinski would be required to sign a general release of all known and unknown claims that he may have against the Company.

◦

As part of his employment agreement, Mr. Plisinski is subject to non-solicitation and non-competition restrictions that limit his ability to compete with the Company during the term of the agreement and for a period of two (2) years following his resignation or termination for any reason.

The following table reflects the potential payments to Mr. Plisinski in the event of his termination or his termination following a change-in-control:

Potential Payments To Mr. Plisinski Upon Termination Or Change-In-Control
	Cash Severance		Value of
Termination Circumstance as of 12/26/2020	Base Salary	Management Incentive Bonus	Accelerated Unvested Equity	Benefits Continuation
By the Company without Cause	$1,200,664 (2x salary)	$ -	$4,331,596	$54,393
Executive officer resignation for Good Reason	$1,200,664 (2x salary)	$ -	$4,331,596	$54,393
Death	$150,083 (3 mos. salary)	$489,408 (1x bonus)	$4,331,596	$18,131
Disability	$ -	$489,408 (1x bonus)	$4,331,596	$18,131
Within 18 months following Change-in-Control:
By the Company without Cause	$1,200,664 (2x salary)	$978,816 (2x bonus)	$4,331,596	$54,393
By the executive officer with Good Reason	$1,200,664 (2x salary)	$978,816 (2x bonus)	$4,331,596	$54,393

[1]	For Mr. Plisinski, a “Change-in-Control” would generally be considered to have occurred if:
•

a merger or consolidation of the Company or an acquisition by the Company involving the issuance of its securities as consideration for the acquired business results in the stockholders of the Company following such transactions having less than fifty percent (50%) of combined voting power of the surviving entity;

•	any person or persons becomes the beneficial owner of thirty percent (30%) or more of our outstanding shares;
•	all or substantially all assets of the Company are disposed of pursuant to a plan of liquidation of the Company;
•	all or substantially all of our assets are sold; or
•

during any twelve (12) month consecutive period the individuals who presently make up our Board or who become members of our Board with the approval of at least a majority of our existing Board cease to constitute at least a majority of the Board; provided any transaction or event described above will not constitute a change-in-control under the agreement unless it qualifies as a “change-in-control” under Section 409A of the IRC.

Mr. Roth

Mr. Roth’s employment agreement provides for the following:

•	In the event Mr. Roth’s employment is terminated as a result of his death or Disability, he or his estate would be entitled to:
◦	Payment of all base salary due and owing through the termination date and amount equal to all earned but unused vacation through the termination date;
◦	Payment of an amount equal to Mr. Roth’s bonus as was paid or payable for the most recent completed bonus period; and
◦	Accelerated vesting of all outstanding and unvested stock options, performance-based and service-based RSUs or other equity awards.
•	In the event Mr. Roth’s employment is terminated without Cause or Mr. Roth terminates his employment for Good Reason, he would be entitled to:
◦	Payment of all base salary due and owing through the termination date and an amount equal to all earned but unused vacation through the termination date;
◦	Payment for over a period of one (1) year of one (1) times Mr. Roth’s:
*	Then-current base salary; and
*	Bonus as was paid or payable for the most recent completed bonus period;
◦	Accelerated vesting of all unvested stock options and all unvested and outstanding performance-based and service-based RSUs and other equity awards.
•

If, within one (1) year following the occurrence of a change-in-control[2], Mr. Roth’s employment is terminated for any reason other than for Cause or Mr. Roth terminates his employment for Good Reason, he would be entitled to:

◦	Payment of all base salary due and owing through the termination date and including an amount equal to all earned but unused vacation through the termination date;
◦	Payment over a period of one (1) year of one (1) times Mr. Roth’s:
*	Then-current base salary; and
*	Bonus as was paid for the most recent completed bonus period;
◦	Accelerated vesting of all unvested stock options and all unvested and outstanding performance-based and service-based RSUs and other equity awards; and
◦

Maintenance of Mr. Roth’s and his dependents’ health care benefit coverage to the same extent provided for by and with the same Company/Executive officer payment contribution percentages under Company’s group plans at the time of termination. Such coverage shall extend for a term of one (1) year from the Termination Date unless he becomes covered as an insured under another employer’s or spousal health care plan.

•

To the extent that termination or change-in-control payments made to Mr. Roth under his agreement are subject to the excise tax imposed by Section 4999 of the IRC, Mr. Roth would either have to pay the excise tax or have his benefits reduced so that no portion of his termination payments were subject to the excise tax.

•	In order to receive these termination or change-in-control payments, Mr. Roth would be required to sign a general release of all known and unknown claims that he may have against the Company.
•

As part of his employment agreement, Mr. Roth is subject to non-competition and non-solicitation restrictions that limit his ability to compete with the Company during the term of the Agreement and for a period of one (1) year following his resignation or termination for any reason.

The following table reflects the potential payments to Mr. Roth in the event of his termination or his termination following a change-in-control:

Potential Payments To Mr. Roth Upon Termination Or Change-In-Control
	Cash Severance		Value of
Termination Circumstance as of 12/26/2020	Base Salary	Management Incentive Bonus	Accelerated Unvested Equity	Benefits Continuation
By the Company without Cause	$406,662 (1x salary)	$215,489 (1x bonus)	$1,065,804	$ -
Executive officer resignation for Good Reason	$406,662 (1x salary)	$215,489 (1x bonus)	$1,065,804	$ -
Death	$ -	$215,489 (1x bonus)	$1,065,804	$ -
Disability	$ -	$215,489 (1x bonus)	$1,065,804	$ -
Within 12 months following Change-in-Control:
By the Company without cause	$406,662 (1x salary)	$215,489 (1x bonus)	$1,065,804	$36,262
By the executive officer with good reason	$406,662 (1x salary)	$215,489 (1x bonus)	$1,065,804	$36,262

Messrs. Kocher and Heidrich

The executive officer general severance and change-in-control agreements for Messrs. Kocher and Heidrich provide for the following:

•	In the event Mr. Kocher’s and Mr. Heidrich’s employment is terminated as a result of a “Covered Termination”[3], the executive officer or his estate would be entitled to:
◦	Payment of all base salary due and owing through the termination date, any unreimbursed business expenses and an amount equal to all earned but unused vacation through the termination date;
◦	Payment of his then-current base salary for a period of six (6) months (paid over a period of six (6) months); and
◦

Provided that the executive officer is eligible and has made the necessary elections for continuation coverage pursuant to COBRA under a health, dental, or vision plan sponsored by the Company, payment of his and his dependent’s applicable premiums for such continued benefits. Such coverage shall extend for a term of six (6) months from the termination date.

[2]	For Mr. Roth, a “Change-in-Control” would generally be considered to have occurred if:

•	any person or persons becomes the beneficial owner of twenty-five percent (25) or more of our outstanding voting shares;
•

during any two (2) consecutive year period individuals who presently make up our Board or who become members of our Board with the approval of at least two-thirds of our existing Board (other than a new director who assumes office in connection with an actual or threatened election contest) cease to be at least a majority of the Board;

•

a merger or consolidation of the Company is consummated with another entity (unless outstanding voting securities of the Company immediately prior to the termination would continue to represent more than fifty-one percent (51%) of the combined voting power of the surviving entity and had the power to elect as least a majority of the board of the surviving entity);

•	our stockholders approve a plan of liquidation of the company or an agreement for the sale of all or substantially all of our assets; or
•

any other event occurs of a nature that would be required to be reported as a “change-in-control” under Schedule 14A of the Exchange Act, provided any transaction or event described above will not constitute a change-in-control under the agreement unless it qualifies as a “change-in-control” under Section 409A of the IRC.

[3]	For Messrs. Kocher and Heidrich, a “Covered Termination” would generally be considered to have occurred in the event of the executive’s:
•	dismissal or discharge by the Company for reasons other than Cause and other than as a result of death or disability; or
•	resignation for Good Reason within ninety (90) days of the occurrence of the Good Reason action, which occurs outside of twelve (12) months of a Change-in-Control event.

•

If, within one (1) year following the occurrence of a Change-in-Control[4], Mr. Kocher’s and Mr. Heidrich’s employment is terminated for any reason other than for Cause or Mr. Kocher and Mr. Heidrich terminates his employment for Good Reason, the executive officer would be entitled to:

◦	Payment of all base salary due and owing through the termination date, any unreimbursed business expenses and an amount equal to all earned but unused vacation through the termination date;
◦	Payment in a single lump sum following the effective date for his Release of his:
*	Then-current annual base salary; and
*	100% of his target annual bonus in effect for the fiscal year in which the termination date occurs;
◦	Accelerated vesting of all unvested stock options and all unvested and outstanding performance-based and service-based RSUs and other equity awards; and
◦

Provided that executive officer is eligible and has made the necessary elections for continuation coverage pursuant to COBRA under a health, dental, or vision plan sponsored by the Company, payment of his and his dependent’s applicable premiums for such continued benefits. Such coverage shall extend for a term of twelve (12) months from the termination date.

•

To the extent that change-in-control termination payments made to Mr. Kocher and Mr. Heidrich are subject to the excise tax imposed by Section 4999 of the IRC, Mr. Kocher or Mr. Heidrich would either have to pay the excise tax or have his benefits reduced so that no portion of his termination payments were subject to the excise tax.

•

In order to receive these change-in-control termination payments, Mr. Kocher and Mr. Heidrich would be required to sign a general release of all known and unknown claims that he may have against the Company.

Each of Mr. Kocher and Mr. Heidrich have entered into a separate agreement upon employment with the Company that subjects the executive officer to non-competition and non-solicitation restrictions, which limit his ability to compete with the Company during his employment and for a period of one (1) year following his resignation or termination for any reason.

The following table reflects the potential payments to Mr. Kocher in the event of his termination or his termination following a change-in-control:

[4]	For Messrs. Kocher and Heidrich, a “Change-in-Control” would generally be considered to have occurred upon any of the following:
•	any person or persons becomes the beneficial owner of fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
•

during any two (2) year, any action or event occurs in which less than a majority of the directors who are either (A) directors of the Company as of the date of the executive’s agreement, or (B) elected, or nominated for election, to the Board with the affirmative votes of a majority of the incumbent directors at the time of such election or nomination (but does not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

•

the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the outstanding voting securities of the Company immediately prior thereto continuing to represent at least fifty percent (50%) of the outstanding voting securities of the Company or such surviving or resulting entity immediately after such merger or consolidation; or

•	the consummation of the sale, lease or other disposition by the Company of all or substantially all the Company’s assets.

To the extent required for compliance with Code Section 409A, in no event will a change-in-control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, as determined under Treasury Regulations Section 1.409A-3(i)(5)

Potential Payments To Mr. Kocher Upon Termination Or Change-In-Control
	Cash Severance		Value of
Termination Circumstance as of 12/26/2020	Base Salary	Management Incentive Bonus	Accelerated Unvested Equity	Benefits Continuation
By the Company without Cause	$169,375 (6 months’ salary)	n/a	n/a	$17,664
Within 12 months following Change-in-Control:
By the Company without Cause	$338,750 (1x salary)	$203,250 (1x bonus)	$1,587,109	$35,328
By the executive officer with Good Reason	$338,750 (1x salary)	$203,250 (1x bonus)	$1,587,109	$35,328

 The following table reflects the potential payments to Mr. Heidrich in the event of his termination or his termination following a change-in-control:

Potential Payments To Mr. Heidrich Upon Termination Or Change-In-Control
	Cash Severance		Value of
Termination Circumstance as of 12/26/2020	Base Salary	Management Incentive Bonus	Accelerated Unvested Equity	Benefits Continuation
By the Company without Cause	$156,500 (6 months’ salary)	n/a	n/a	$17,664
Within 12 months following Change-in-Control:
By the Company without Cause	$313,000 (1x salary)	$156,500 (1x bonus)	$899,895	$35,328
By the executive officer with Good Reason	$313,000 (1x salary)	$156,500 (1x bonus)	$899,895	$35,328

Mr. Koch

The executive officer change-in-control agreement for Mr. Koch provides for the following:

•	In the event Mr. Koch’s employment is terminated as a result of his death or “Disability”, the executive officer or his estate would be entitled to:
◦	Payment of all base salary due and owing through the termination date and an amount equal to all earned but unused vacation through the termination date; and
◦	Accelerated vesting of all unvested stock options and all unvested and outstanding performance-based and service-based RSUs and other equity awards.
•

If, within one (1) year following the occurrence of a change-in-control[5], Mr. Koch’s employment is terminated for any reason other than for Good Cause or Mr. Koch terminates his employment for Good Reason, the executive officer would be entitled to:

◦	Payment of all base salary due and owing through the termination date and an amount equal to all earned but unused vacation through the termination date;
◦	Payment of his then-current base salary for a period of twelve (12) months (paid over a period of twelve (12) months);
◦	Accelerated vesting of all unvested stock options and all unvested and outstanding performance-based and service-based RSUs and other equity awards; and
◦

Maintenance of his and his dependent’s health care benefit coverage to the same extent provided for by and with the same Company/Executive officer payment contribution percentages under Company’s group plans at the time of termination. Such coverage shall extend for a term of one (1) year from the termination date unless he becomes covered as an insured under another employer’s or spousal health care plan.

•

To the extent that change-in-control termination payments made to Mr. Koch are subject to the excise tax imposed by Section 4999 of the IRC, Mr. Koch would either have to pay the excise tax or have his benefits reduced so that no portion of his termination payments were subject to the excise tax.

[5]	For Mr. Koch, a “Change-in-Control” would generally be considered to have occurred if:
•	any person or persons becomes the beneficial owner of fifty percent (50%) or more of our outstanding voting shares;
•

during any twelve (12) month period a majority of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

•

there is a change in the ownership of Company assets that occurs with a person or group over a twelve (12) month period if the subject assets have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of Company immediately prior to such acquisition or acquisitions (subject to certain exceptions), provided any transaction or event described above will not constitute a change-in-control under the agreement unless it qualifies as a “change-in-control” under Section 409A of the IRC.

•	In order to receive these change-in-control termination payments, Mr. Koch would be required to sign a general release of all known and unknown claims that he may have against the Company.

Mr. Koch has entered into a separate agreement upon employment with the Company that subjects him to non-competition and non-solicitation restrictions, which limit his ability to compete with the Company during his employment and for a period of one (1) year following his resignation or termination for any reason.

The following table reflects the potential payments to Mr. Koch in the event of his termination or his termination following a change-in-control:

Potential Payments To Mr. Koch Upon Termination Or Change-In-Control
Termination Circumstance as of 12/26/2020	Cash Severance (Base Salary)	Value of Accelerated Unvested Equity	Benefits Continuation
Death	$ -	$530,573	$ -
Disability	$ -	$530,573	$ -
Within 12 months following sale or change-in-control:
By the Company without cause	$313,629 (1x salary)	$530,573	$30,504
By the executive officer with good reason	$313,629 (1x salary)	$530,573	$30,504

Retention Bonus Agreements

No NEO entered into a Retention Bonus Agreement with the Company.

Executive Officers

Set forth below is certain information regarding the executive officers of the Company and their ages as of March 31, 2021. Information relating to Michael P. Plisinski is set forth above under the caption “PROPOSAL 1 - ELECTION OF DIRECTORS”. The Company is unaware of any arrangements or understandings between the executive officers of the Company and other person(s) pursuant to which an executive officer was or is to be selected, except that Mr. Plisinski was appointed as CEO of the Company pursuant to the Merger Agreement for the 2019 Merger.

Named Executive Officers (NEOs)

Steven R. Roth Senior Vice President, Finance and Administration and Chief Financial Officer Age: 60
•	Mr. Roth has served the Company in his current role since the Merger Date and previously served in the same role at Rudolph since February 2002.
•	Prior Experience:
◦	September 1996 to February 2002: Vice President, Finance and Administration and Chief Financial Officer, Rudolph Technologies, Inc.
◦	August 1991 to August 1996: Director of Corporate Finance, Bell Communications Research.
•	Mr. Roth is a C.P.A. and holds a B.S. in Accounting from Villanova University.

Rollin Kocher Senior Vice President, Field Operations Age: 55
•	Mr. Kocher has served the Company in his current role since the Merger Date and previously with Nanometrics as Senior Vice President, Sales and Marketing since January 2018.
•	Prior Experience:
◦	September 2016 to January 2018: Senior Vice President, Commercial Operations, Nanometrics
◦	March 2013 to September 2016: Vice President, Global Sales, Nanometrics
◦

Prior to joining Nanometrics in 2013, Mr. Kocher spent thirteen (13) years at KLA Tencor Corporation in a variety of senior management roles including Director of Business Development for Films and Optical Critical Dimension

Business Unit, Senior Account Manager for Texas Instruments Business Unit, his last position being General Manager of the Samsung Business Unit.
•

Mr. Kocher holds a B.S. degree in Electrical and Electronic Engineering from the University of North Texas and an A.S. degree in Laser Electro Optics Technology from Texas State Technical College, holds a Finance for Senior Executives Certification from Harvard Business School and served in the U.S Army from 1983 to 1986.

Kevin Heidrich Senior Vice President, Marketing & Corporate Development Age: 50
•	Mr. Heidrich has served the Company in his current role since the Merger Date and previously with Nanometrics as Senior Vice President, Corporate Development since January 2018.
•	Prior Experience:
◦	September 2012 to January 2018: Senior Vice President, Strategic Marketing & Business Development, Nanometrics
◦	May 2009 to September 2012: Vice President, Business Development & Marketing, Nanometrics
◦	May 2007 to May 2009: Sr. Director, Business Development, Nanometrics
◦	April 2006 to May 2007: Director, New Product Development, Nanometrics
◦	Prior to joining Nanometrics in 2006, Mr. Heidrich spent a decade at Intel Corporation in a variety of roles including in process research and development at Intel’s Technology Development facility.
•	Mr. Heidrich holds a B.S. and M.S. degree from the Colorado School of Mines in Chemical Engineering.

Robert A. Koch Vice President & General Counsel Age: 59
•	Mr. Koch has served the Company in his current role since the Merger Date and previously with Rudolph since May 2003.
•	Prior Experience:
◦	April 1986 to May 2003: In-house counsel, last serving as Director of Legal Affairs, Howmedica Osteonics Corp., the subsidiary of Stryker Corporation.
•

Mr. Koch holds a B.S. in Chemical Engineering and a M.S. in Biomedical Engineering, both from Rutgers University. Mr. Koch earned his J.D. from Rutgers School of Law - Newark in 1991 and is admitted to practice in New Jersey and New York.

Other Executive Officers

Elvino da Silveira Vice President & General Manager, Lithography Business Unit Age: 61
•	Mr. da Silveira has served the Company in his current role since the Merger Date and previously served in the same role at Rudolph since June 2019.
•	Prior Experience:
◦	August 2017 to June 2019: Vice President, Business Development, Rudolph Technologies, Inc.
◦	November 2015 to July 2017: Vice President, Marketing and Product Management, Rudolph Technologies, Inc.
◦

December 2012 to October 2015:  Vice President and General Manager of the Display Products Lithography Business Unit and Chief Technical Officer of the Lithography Systems Group, Rudolph Technologies, Inc.

◦	March 1999 to December 2012: President and Chief Executive Officer, Azores Corporation.
◦

Other prior roles included various senior management roles with the latest being Vice President of Operations and Worldwide Customer Support for MRS Technology, Inc., a former manufacturer of capital equipment for the flat panel display industry.

•	Mr. da Silveira holds a B.S. in Mechanical Engineering from Northeastern University.

Robert Fiordalice Vice President & General Manager, Wafer Business Unit Age: 59
•	Mr. Fiordalice has served the Company in his current role since the Merger Date and previously with Nanometrics as General Manager, Materials Characterization Group since August 2017.
•	Prior Experience:
◦	October 2013 to July 2017: General Manager, Advanced Packaging, Nanometrics
◦	August 2006 to August 2013: Vice President, Account Technology, Intermolecular, Inc.
◦	Prior to 2006, Mr. Fiordalice held technology management roles with both KLA Tencor Corporation and Motorola Inc.
•	Mr. Fiordalice holds a B.S. in Genetics from University of California at Berkley and a M.S. in Physics from Syracuse University.

Barry Hartunian Global Vice President Human Resources Age: 58
•	Mr. Hartunian has served the Company in his current role since joining the Company in December 2019.
•	Prior Experience:
◦	October 2016 to May 2018: Vice President, People & Culture, Toast, Inc.
◦	December 2013 to April 2016: Chief People Officer, Veson Nautical Corporation
◦	February 2010 to January 2014: Chief Talent Officer/Advisor, Communispace Corporation
◦

Prior roles since 1989 have included various director and vice-presidential roles in Human Resources for an array of companies including GenRad, Inc., Art Technology Group (ATG), Digimarc Corporation, Spotfire, Inc. and Vanue, Inc.

•

Mr. Hartunian holds a B.A. in Psychology from Boston College and has received a Graduate Business Certification from Harvard University and an Executive Program Certification from the Tuck School of Business, Dartmouth College.

Dean Iacopetti Senior Vice President, Manufacturing Operations Age: 65
•	Mr. Iacopetti has served the Company in his current role since March 2021.
•	Prior Experience:
◦	October 2019 to March 2021: Vice President, Manufacturing Operations, Onto Innovation Inc.
◦	September 2018 to October 2019: Vice President, Supply Chain, Nanometrics
◦	May 2013 to October 2015: Vice President, EUV Operations, Cymer Inc., a subsidiary of ASML Holding N.V.
◦	June 2011 to May 2013: Vice President, Supply Chain, Cymer Inc.
◦	May 2009 to May 2011: President, Paragon Prime Consulting
◦

Prior roles since 1979 have included various vice-presidential and senior vice-presidential roles in Operations and in Finance with Ingersoll Rand, Honeywell Aerospace and Mattel as well as other positions in Finance with Mattel.

•	Mr. Iacopetti holds a B.S. in Business Administration (Finance/Accounting) from California University at Long Branch.

Ju Jin, Ph.D. Senior Vice President & General Manager, Inspection Business Unit Age: 56
•	Dr. Jin has served the Company in his current role since March 2021.
•	Prior Experience:
◦	October 2019 to March 2021: Vice President and General Manager, Onto Innovation Inc.
◦

July 2019 to October 2019:  Vice President and General Manager, Rudolph Technologies, Inc.August 2016 to July 2019:  Sr. Director of Marketing & Business Development, Orbotech Ltd., a subsidiary of KLA Corporation.

◦	April 2009 to August 2016: President and CEO, Applied Electro-Optics Inc.
◦	March 2004 to April 2009: Director and General Manager, Accretech USA
•	Dr. Jin holds a B.S. from Xian Jiatong University in China, a M.S. from Nagaoka University of Technology in Japan and a Ph.D. from the University of Tokyo in Japan, all in Mechanical Engineering.

Danielle Baptiste Vice President and General Manager, Enterprise Business Unit Age: 48
•	Ms. Baptiste has served the Company in her current role since joining the Company in August 2020.
•	Prior Experience:
◦	July 2019 – August 2020: Associate Vice President, Product Management, HCL – Digital Solutions
◦	June 2016 – June 2019: Executive Director, Product Management, IBM – Collaboration Solutions
◦	March 2015 – May 2016: Principal Consultant, Ceatro Group
◦	September 2002 – June 2013: Various management and senior management roles with the last being Executive Director, Market/Segment Management, IBM
◦	Ms. Baptiste also previously held positions with several other corporations including JP Morgan & Chase & Company, State Street Bank, Pfizer, Inc., PCS Revenue Control Systems, Inc. and McAfee, Inc.

Rodney Smedt Senior Vice President & General Manager, Metrology Business Unit Age: 58
•	Mr. Smedt has served the Company in his current role since the Merger Date and previously with Nanometrics as Senior Vice President, R&D since March 2018.
•	Prior Experience:
◦	November 2014 to March 2018: Vice President, R&D, Nanometrics
◦	April 2005 to November 2014: Vice President, Engineering, ReVera Incorporated
◦

Prior to 2005, Mr. Smedt served as Vice President, Engineering for both Therma-Wave Corporation and Sensys Instrument as well as held several senior management and engineering roles with several companies including KLA Tencor Corporation and Trigon-Adcotech Industries.

•	Mr. Smedt attended San Jose State University and studied mechanical engineering.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we have elected to identify our median employee every three years unless a significant change in employee population or employee compensation arrangements has occurred. Because there has been no change in our employee population or employee compensation arrangements in 2020 that we reasonably believe would result in a significant change to our pay ratio disclosure for 2020, we are using the same median employee identified in 2019 to calculate our 2020 CEO pay ratio. For information regarding the process utilized to identify our median employee, please refer to our proxy statement for the 2020 Annual Meeting of Stockholders.

For 2020, our last completed year, we determined that:

•	The annual total compensation of the median employee was $108,513;
•	The annual total compensation of our CEO, Michael P. Plisinski, as reported in the Summary Compensation Table included in this proxy statement, was $3,763,688; and

The ratio of the annual total compensation of our CEO to the median employee’s annual total compensation is 35 to 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to beneficial ownership of the Company’s Common Stock as of March 12, 2021 (except as otherwise indicated), by (i) each individual or group known by the Company to own beneficially more than five percent (5%) of the Common Stock; (ii) each of the NEOs; (iii) each of the Company’s directors and director nominees; and (iv) all directors, director nominees and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(2)
BlackRock, Inc. (3) 55 East 52nd Street, New York, NY 10055	7,533,940		15.4%
The Vanguard Group (4) 100 Vanguard Boulevard, Malvern, PA 19355	3,116,062		6.4%
Michael P. Plisinski	205,440		*
Steven R. Roth	31,850		*
Rollin Kocher	35,527		*
Kevin Heidrich	31,365		*
Robert A. Koch	30,360		*
Jeffrey A. Aukerman (5)	23,760		*
Leo Berlinghieri	18,576		*
Edward J. Brown, Jr.	37,439		*
Vita A. Cassese	6,433		*
David B. Miller	10,708		*
Bruce C. Rhine	275,988		*
Christopher A. Seams	23,229		*
Christine A. Tsingos	30,509		*
All directors and executive officers as a group (seventeen (17) persons)	788,519	(1)	1.6%

*	Less than 1%
(1)	Includes 9,028 shares subject to restricted stock units vesting within 60 days of March 12, 2021 for all directors and executive officers as a group.
(2)

Applicable percentage ownership is based on 48,956,481 shares of Common Stock outstanding as of March 12, 2021. Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes shares as to which a person holds sole or shared voting or investment power. Shares of Common Stock subject to RSUs which will vest within sixty (60) days of March 12, 2021 are deemed to be beneficially owned by the person holding such RSUs for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the address for the executive officers and directors named in this table is c/o Onto Innovation Inc., 16 Jonspin Road, Wilmington, Massachusetts 01887.

(3)	Information provided herein is based on the Schedule 13G/A that was filed by BlackRock, Inc. on January 25, 2021.
(4)	Information provided herein is based on the Schedule 13G/A that was filed by The Vanguard Group on February 10, 2021.
(5)	Includes shares held by Aukerman Investments LLC.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 26, 2020, certain information related to our equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)
Equity compensation plans approved by security holders	992,537	$0.43	5,054,355
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	992,537	$0.43	5,054,355

(1)

Includes 964,621 shares issuable upon vesting of outstanding restricted stock units under the Onto Innovation Inc. 2020 Stock Plan, the Rudolph Technologies, Inc. 2018 Stock Plan and the Nanometrics Incorporated 2005 Equity Incentive Plan.

(2)	As of December 26, 2020, 3,554,355 shares were available under the 2020 Stock Plan and 1,500,000 shares were available under the ESPP.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Based solely on its review of Section 16 filings made with the SEC, or written representations from certain reporting persons that no Section 16 filings were required, the Company believes that, during the fiscal year ended December 26, 2020, all officers, directors and greater than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements, except that Ju Jin filed one Form 4 on June 10, 2020 with respect to one share purchase transaction on February 28, 2020, Steven R. Roth filed one Form 4 on November 12, 2020 with respect to one 10b5-1 sale transaction on November 9, 2020 and Rodney Smedt filed one Form 4 on June 10, 2020 with respect to withholding of shares upon the vesting of equity grants on June 2, 2020.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

ADDITIONAL INFORMATION

Stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020, including financial statements and schedules included in the Annual Report on Form 10-K, without charge, by visiting the Company’s website at https://investors.ontoinnovation.com/ or by writing to:

Michael Sheaffer

Sr. Director, Investor Relations & Market Research

16 Jonspin Road

Wilmington, Massachusetts 01887

Upon written request to the Company, at the above address for Investor Relations, the exhibits set forth on the exhibit index of the Company’s Annual Report on Form 10-K will be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

BY ORDER OF THE BOARD OF DIRECTORS Robert A. Koch Secretary

Dated: April 1, 2021

onto innovation

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Online

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Stockholder Meeting Notice 1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the Onto Innovation Inc. Stockholder Meeting to be Held on May 11, 2021.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2021 proxy statement and 2020 annual report is available to stockholders at:

www.investorvote.com/ONTO

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2 N O T C O Y

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Stockholder Meeting Notice

Onto Innovation Inc.'s Annual Meeting of Stockholders will be held on May 11, 2021, at 16 Jonspin Road, Wilmington, MA 01887 at 10:00 a.m. EDT.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-3:

1. Election of Directors:
   01 - Leo Berlinghieri
   02 - Edward J. Brown, Jr.
   03 - David B. Miller
   04 - Michael P. Plisinski
   05 - Bruce C. Rhine
   06 - Christopher A. Seams
   07 - Christine A. Tsingos

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